FINOVA

                           Loan and Security Agreement


Borrower:         INTELLICALL, INC.
Address:          2155 Chenault Avenue, Suite 410
                  Carrollton, Texas  75006-5023


Date:    November 13, 1996

THIS LOAN AND SECURITY AGREEMENT ("Agreement") dated the date set forth above, is entered into by and between the Borrower named above (the "Borrower"), whose address is set forth above and FINOVA Capital Corporation ("FINOVA"), whose address is 355 South Grand Avenue, Suite 2400, Los Angeles, California 90071.

1.     LOANS.

1.1 Total Facility. Upon the terms and conditions set forth herein and provided that no Event of Default or event which, with the giving of notice or the passage of time, or both, would constitute an Event of Default, shall have occurred and be continuing, FINOVA shall, upon Borrower's request, make advances to Borrower from time to time in an aggregate outstanding principal amount not to exceed the Total Facility amount (the "Total Facility") set forth on the schedule hereto (the "Schedule"), subject to deduction of reserves for accrued interest and such other reserves, including, without limitation, to the extent not already taken into account in determining the advance rate or determination of Eligible Receivables reserves with respect to (i) past due federal excise taxes, state taxes or public utility charges; (ii) billing and collection charges payable to Eligible LECs, OAN or Integretel, Inc.; (iii) other sums chargeable against Borrower's Loan Account as Revolving Loans under any section of this Agreement; (iv) untrued up volume by Eligible LECs; (v) LEC access charges; (vi) up to three (3) months of any sums due and owing to any landlord or mortgage from whom FINOVA has not obtained a landlord's or mortgage's waiver: and (vii) such other matters, events, conditions, or contingencies as to as FINOVA deems proper from time to time in its reasonable credit judgment, and less amounts FINOVA may be obligated to pay in the future on behalf of Borrower. The Schedule is an integral part of this Agreement and all references to "herein", "herewith" and words of similar import shall for all purposes be deemed to include the Schedule.

1.2 Loans. Advances under the Total Facility ("Loans") shall be comprised of the amounts and at the advance rates shown on the Schedule. FINOVA may, during the continuance of an Event of Default, in its sole discretion, adjust the advance rates set forth on the Schedule.

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(page 1 continued)
1.3 Overadvance. If at any time or for any reason the outstanding amount of advances made pursuant hereto exceeds any of the dollar or percentage limitations contained in the Schedule (any such excess, an "Overadvance"), then Borrower shall, upon FINOVA's demand, immediately pay to FINOVA, in cash, the full amount of such Overadvance. Without limiting Borrower's obligation to repay to FINOVA on demand the amount of any Overadvance, Borrower agrees to pay FINOVA interest on the outstanding principal amount of any Overadvance, on demand, at the rate set forth on the Schedule.

1.4. Loan Account. All advances made hereunder shall be added to and deemed part of the Obligations when made. FINOVA may from time to time charge all Obligations of Borrower to Borrower's loan account with FINOVA when due.


2.  CONDITIONS PRECEDENT.

2.1 Initial Advance. The obligation of FINOVA to make the initial advance hereunder (the "Initial Advance") is subject to the fulfillment and satisfaction of FINOVA and its counsel, of each of the following conditions on or prior to the date set forth on the Schedule:

     (a) Loan  Documents.  FINOVA shall have received each of the following Loan
     Documents: (i) the Secured Revolving Credit Note, in such amount and on such terms and conditions as FINOVA shall specify, executed by Borrower;
     (ii)such security agreements, intellectual property assignments and deeds of trust as FINOVA may require with respect to this Agreement, executed by each of the parties thereto and, if applicable, duly acknowledged for recording or filing in the appropriate governmental offices; (iii)no offset agreements from Integretel, Inc. and Plymouth Capital; (iv) such Blocked Account or Dominion Account agreements as FINOVA shall determine; and (v) such other documents, instruments and agreements in connection herewith as FINOVA shall require, executed, certified and/or acknowledged by such parties as FINOVA shall designate;

     (b) Terminations by Existing Lender(s). Borrower's existing lender(s) shall have executed and delivered UCC termination statements and other documentation evidencing the termination of its liens and security interests in the assets of Borrower;

     (c) Charter Documents. FINOVA shall have received copies of Borrower's By-laws and Articles or Certificate of Incorporation, as amended, modified, or supplemented to the Closing Date, certified by the Secretary of Borrower;

     (d) Good Standing. FINOVA shall have received a certificate of corporate status with respect to Borrower, dated within ten (10) days of the Closing Date, by the Secretary of State of the state of incorporation of Borrower, which certificate shall indicate that Borrower is in good standing in such state;

     (e) Foreign Qualification. FINOVA shall have received certificates of corporate status with respect to Borrower dated within ten (10) days of the Closing Date, issued by the Secretary of State of each state in which such party's failure to be duly qualified or licensed would have a material adverse effect on its financial condition or assets indicating that such party is in good standing;

     (f) Authorizing Resolutions and Incumbency. FINOVA shall have received a certificate from the Secretary of Borrower attesting to (i) the adoption of resolutions of Borrower's Board of Directors and/or shareholders, as appropriate, authorizing the execution and delivery of this Agreement and the other Loan Documents to which Borrower is a party, and authorizing specific officers of Borrower to execute same, and (ii) the authenticity of original specimen signatures of such officers;

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
(page 2 continued)

     (g) Insurance. FINOVA shall have received the insurance certificates and certified copies of policies required by Section 4.4 hereof, all in form and substance satisfactory to FINOVA and its counsel;

     (h) Title Insurance. Not Applicable.

     (i) Searches; Certificates of Title. FINOVA shall have received searches reflecting the filing of its financing statements and fixture filings in such jurisdictions as it shall determine, and shall have received certificates of title with respect to the Collateral which shall have been duly executed in a manner sufficient to perfect all of the security interests granted to FINOVA;

     (j) Landlord and Mortgagee Waivers. FINOVA shall have received landlord, warehouseman and mortgagee waivers from the lessors and mortgagees of all locations where any Collateral is located.

     (k) Fees. Borrower shall have paid all fees payable by it pursuant to this Agreement on the earlier of the date of the Initial Advance or November 30, 1996;

     (l) Opinion of Counsel. FINOVA shall have received an opinion of Borrower's counsel covering such matters as FINOVA shall determine in its sole discretion;

     (m) Officer Certificate. FINOVA shall have received a certificate of the President and the Chief Financial Officer or similar official of Borrower, attesting to the accuracy of each of the representations and warranties of Borrower set forth in this Agreement and the fulfillment of all conditions precedent to the initial advance hereunder;

     (n) Solvency Certificate. If requested by FINOVA, a signed certificate of the Borrower's duly elected Chief Financial Officer concerning the solvency and financial condition of Borrower, on FINOVA's standard form;

     (o) Blocked Account/Dominion Account. The Blocked Account or Dominion Account referred to in Section 7.3 hereof shall have been established to the satisfaction of FINOVA in its sole discretion;

     (p) Environmental Assessment. Borrower shall have provided FINOVA with a Phase I Environmental Assessment conducted in 1994 on the real property of Borrower located in McAllen, Hidalgo County, Texas all at Borrower's own expense. Such assessment(s) shall have been conducted by an environmental engineer acceptable to FINOVA and the results of such assessment(s) site inspection shall be in form and substance acceptable to FINOVA in its sole discretion. Such assessment(s) shall have included, in FINOVA's discretion, core samplings, and shall have been conducted by an environmental engineer acceptable to FINOVA;

     (q) Environmental Certificate. FINOVA shall have received an Environmental Certificate from Borrower, in form and substance satisfactory to FINOVA in its sole and absolute discretion, with respect to all locations of Collateral; and

     (r) Other Matters. All other documents and legal matters in connection with the transactions contemplated by this Agreement shall have been delivered, executed or recorded and shall be in form and substance satisfactory to FINOVA and its counsel.

2.2 Subsequent Advances. The obligation of FINOVA to make any advance hereunder shall be subject to the further conditions precedent that, on and as of the date of such advance:

     (a) the representations and warranties of Borrower set forth in this Agreement shall be accurate in all material respects, before and after giving effect to such advance or issuance and to the application of any proceeds thereof provided that any representation or warranty which represents or warrants as to matters as of a specific date shall only be required to be true as of that date;

     (b) no Event of Default and no event which, with notice or passage of time or both, would constitute an Event of Default has occurred and is continuing, or would result from such advance or issuance or from the application of any proceeds thereof;

     (c) no material adverse change has occurred since September 30, 1996 in the Borrower's business, operations, financial condition, or assets (not including any provision for Inventory losses); and

     (d) FINOVA shall have received such other approvals, opinions or documents required hereunder.

     (e) in the event that all parties to Validity and Support Agreements have terminated their employment with or are terminated by Borrower, the individual(s) assuming the responsibilities of such individual(s) shall have executed and delivered a Validity and Support Agreement(s) in substantially the same form to FINOVA.

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
(page 3 continued)

3.     INTEREST RATE AND OTHER CHARGES.

3.1 Interest; Fees. Borrower shall pay FINOVA interest on the daily outstanding balance of Borrower's loan account at the per annum rate set forth on the Schedule. Borrower shall also pay FINOVA the fees set forth on the Schedule.

3.2 Default Interest Rate. Upon the occurrence and during the continuation of an Event of Default, Borrower shall pay FINOVA interest on the daily outstanding balance of Borrower's loan account at a rate per annum which is two percent (2%) in excess of the rate which would otherwise be applicable thereto pursuant to the Schedule. All such default interest shall be payable upon demand of FINOVA.

3.3 Examination Fees. Borrower agrees to pay to FINOVA an examination fee in the amount set forth on the Schedule in connection with each audit or examination of Borrower performed by FINOVA prior to or after the date hereof.

3.4 Excess Interest. The contracted for rate of interest of the loan contemplated hereby, without limitation, shall consist of the following: (i)the interest rate set forth on the Schedule, calculated and applied to the principal balance of the Obligations in accordance with the provisions of this Agreement;
(ii)interest after an Event of Default, calculated and applied to the amount of the Obligations in accordance with the provisions hereof; and (iii)all Additional Sums (as herein defined), if any. Borrower agrees to pay an effective contracted for rate of interest which is the sum of the above-referenced elements. The examination fees, attorneys' fees, expert witness fees, letter of credit fees, collateral monitoring fees, closing fees, facility fees, Termination Fees, Minimum Interest Charges, Unused Line fees, other charges, goods, things in action or any other sums or things of value paid or payable by Borrower (collectively, the "Additional Sums"), whether pursuant to this Agreement or any other documents or instruments in any way pertaining to this lending transaction, or otherwise with respect to this lending transaction, that under any applicable law may be deemed to be interest with respect to this lending transaction, for the purpose of any applicable law that may limit the maximum amount of interest to be charged with respect to this lending transaction, shall be payable by Borrower as, and shall be deemed to be, additional interest and for such purposes only, the agreed upon and "contracted for rate of interest" of this lending transaction shall be deemed to be increased by the rate of interest resulting from the inclusion of the Additional Sums.

It is the intent of the parties to comply with the usury laws of the State of Arizona (the "Applicable Usury Law"). Accordingly, it is agreed that notwithstanding any provisions to the contrary in this Agreement, or in any of the documents securing payment hereof or otherwise relating hereto, in no event shall this Agreement or such documents require the payment or permit the collection of interest in excess of the maximum contract rate permitted by the Applicable Usury Law (the "Maximum Interest Rate"). In the event (a)any such excess of interest otherwise would be contracted for, charged or received from Borrower or otherwise in connection with the loan evidenced hereby, (b)the maturity of the Obligations is accelerated in whole or in part, or (c)all or part of the Obligations shall be prepaid, so that under any of such circumstances the amount of interest contracted for, shared or received in connection with the loan evidenced hereby, would exceed the Maximum Interest Rate, then in any such event (1)the provisions of this paragraph shall govern and control, (2)neither Borrower nor any other person or entity now or hereafter liable for the payment of the Obligations shall be obligated to pay the amount of such interest to the extent that it is in excess of the Maximum Interest Rate, (3)any such excess which may have been collected shall be either applied as a credit against the then unpaid principal amount of the Obligations or refunded to Borrower, at FINOVA's sole option, and (4)the effective rate of interest shall be automatically reduced to the Maximum Interest Rate. It is further agreed, without limiting the generality of the foregoing, that to the extent permitted by the Applicable Usury Law; (x)all calculations of interest which are made for the purpose of determining whether such rate would exceed the Maximum Interest Rate shall be made by amortizing, prorating, allocating and spreading during the period of the full stated term of the loan evidenced hereby, all interest at any time contracted for, charged or received from Borrower or otherwise in connection with such loan; and (y)in the event that the effective rate of interest on the loan should at any time exceed the Maximum Interest Rate, such excess interest that would otherwise have been collected had there been no ceiling imposed by the Applicable Usury Law shall be paid to FINOVA from time to time, if and when the effective interest rate on the loan otherwise falls below the Maximum Interest Rate, to the extent that interest paid to the date of calculation does not exceed the Maximum Interest Rate, until the entire amount of interest which would otherwise have been collected had there been no ceiling imposed by the Applicable Usury Law has been paid in full. Borrower further agrees that should the Maximum Interest Rate be increased at any time hereafter because of a change in the Applicable Usury Law, then to the extent not prohibited by the Applicable Usury Law, such increases shall apply to all indebtedness evidenced hereby regardless of when incurred; but, again to the extent not prohibited by the Applicable Usury Law, should the Maximum Interest Rate be decreased because of a change in the Applicable Usury Law, such decreases shall not apply to the indebtedness evidenced hereby regardless of when incurred.

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
(page 4 continued)

4.  COLLATERAL.

4.1 Security Interest in the Collateral. To secure the payment and performance of the Obligations when due, Borrower hereby grants to FINOVA a first priority security interest in all of Borrower's now owned or hereafter acquired or arising Inventory, Equipment, Receivables, and General Intangibles, including, without limitation, all of Borrower's Deposit Accounts, money, any and all property now or at any time hereafter in FINOVA's possession (including claims and credit balances), and all proceeds (including, without limitation, proceeds of any insurance policies, proceeds of proceeds and claims against third parties), all products and all books and records related to any of the foregoing (all of the foregoing, together with all other property in which FINOVA may be granted a lien, mortgage or security interest including, but not limited to, the stock of ILD Communications, Inc. (the "ILD Stock") and that certain note receivable from Murdock Remmes & Associates in favor of Borrower (the "Murdock Note") is referred to herein, collectively, as the "Collateral").

4.2 Perfection and Protection of Security Interest. Borrower shall, at its expense, take all actions reasonably requested by FINOVA at any time to perfect, maintain, protect and enforce FINOVA's security interest and other rights in the Collateral and the priority thereof from time to time, including, without limitation, (i) executing and filing financing or continuation statements and amendments thereof and executing and delivering such documents and titles in connection with motor vehicles as FINOVA shall require, all in form and substance satisfactory to

FINOVA, (ii) maintaining a perpetual inventory reporting system and complete and accurate stock records, (iii)delivering to FINOVA warehouse receipts covering any portion of the Collateral located in warehouses and for which warehouse receipts are issued, and, after an Event of Default, transferring Inventory to warehouses designated by FINOVA, (iv) placing notations on Borrower's books of account to disclose FINOVA's security interest therein, and (v) delivering to FINOVA all letters of credit on which Borrower is named beneficiary. FINOVA may file, without Borrower's signature, one or more financing statements disclosing FINOVA's security interest under this Agreement. Borrower agrees that a carbon, photographic, photostatic or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement. If any Collateral constituting Eligible Inventory or after the occurrence of an Event of Default any Collateral is at any time in the possession or control of any warehouseman, bailee or any of Borrower's agents or processors, Borrower shall upon any request by FINOVA notify such Person of FINOVA's security interest in such Collateral and, upon FINOVA's request, instruct them to hold all such Collateral for FINOVA's account subject to FINOVA's instructions. From time to time, Borrower shall, upon FINOVA's request, execute and deliver confirmatory written instruments pledging the Collateral to FINOVA, but Borrower's failure to do so shall not affect or limit FINOVA's security interest or other rights in and to the Collateral. Until the Obligations have been fully satisfied and FINOVA's obligation to make further advances hereunder has terminated, FINOVA's security interest in the Collateral shall continue in full force and effect.

4.3 Preservation of Collateral. FINOVA may, in its sole discretion, at any time discharge any lien or encumbrance on the Collateral which is not a Permitted Encumbrance or bond the same, pay any insurance, maintain guards, pay any service bureau, obtain any record or take any other action to preserve the Collateral and charge the cost thereof to Borrower's loan account as an Obligation.

4.4 Insurance. Borrower will maintain and deliver evidence to FINOVA of such insurance required, written by insurers and in amounts satisfactory to FINOVA. All premiums shall be paid by Borrower as and when due. Accurate and complete copies of the policies shall be delivered by Borrower to FINOVA. If Borrower fails to do so, FINOVA may (but shall not be required to) procure such insurance at Borrower's expense and charge the cost thereof to Borrower's loan account as an obligation. Each policy shall include a provision requiring thirty days' prior written notice to FINOVA of any cancellation or substantial modification.

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(page 5 continued)
5.     EXAMINATION OF RECORDS; FINANCIAL REPORTING.

5.1 Examinations. FINOVA shall at all times have full access to and the right to examine, audit, make abstracts and copies from and inspect Borrower's records, files, books of account and all other documents, instruments and agreements relating to the Collateral and the right to check, test and appraise the Collateral. Borrower shall deliver to FINOVA any instrument necessary for FINOVA to obtain records from any service bureau maintaining records for Borrower. All instruments and certificates prepared by Borrower showing the value of any of the Collateral shall be accompanied, upon FINOVA's request, by copies of related purchase orders and invoices. FINOVA may, at any time during the continuance of an Event of Default, remove from Borrower's premises Borrower's books and records (or copies thereof) or require Borrower to deliver such books and records or copies to FINOVA. FINOVA may, without expense to FINOVA, use such of Borrower's personnel, supplies, copiers, facsimiles, other equipment, and premises as may be reasonably necessary for maintaining or enforcing FINOVA's security interest and rights hereunder.

5.2 Reporting  Requirements.  Borrower shall furnish FINOVA,  upon request, such information and statements as FINOVA shall reasonably request from time to time regarding Borrower's business affairs, financial condition and the results of its operations. Without limiting the generality of the foregoing, Borrower shall provide FINOVA with (i) upon request, copies of sales invoices, customer statements and credit memoranda issued, remittance advices and reports and copies of deposit slips, daily; (ii) upon request, copies of shipping and delivery documents, upon request; (iii) on or prior to the date set forth on the Schedule, monthly agings and reconciliations of Receivables with listings of concentrated accounts, payables reports, inventory reports and unaudited financial statements with respect to the prior month prepared on a basis consistent with such statements prepared in prior months and otherwise in accordance with generally accepted accounting principles, consistently applied;
(iv) audited annual consolidated and consolidating financial statements, prepared in accordance with generally accepted accounting principles applied on a basis consistent with the most recent Prepared Financials provided to FINOVA by Borrower, including balance sheets, income and cash flow statements of Borrower and its subsidiaries, accompanied by the unqualified (other than a qualification which would result in a positive adjustment to Borrower's financial statement) report thereon of independent certified public accountants acceptable to FINOVA as soon as available, and in any event, within ninety (90) days after the end of each of Borrower's fiscal years; and (v) such certificates relating to the foregoing as FINOVA may reasonably request, including, without limitation, a monthly certificate from the president and the chief financial officer of Borrower showing Borrower's compliance with each of the financial covenants set forth in this Agreement, and stating whether any Event of Default has occurred or event which, with giving of notice or the passage of time, or both, would constitute an Event of Default, and if so, the steps being taken to prevent or cure such Event of Default.

6.     COLLATERAL REPORTING; INVENTORY.

6.1 Invoices. Borrower shall not re-date any invoice or sale from the original date thereof or make sales on extended terms beyond those customary in Borrower's industry, or otherwise extend or modify the term of any Eligible Receivable existing on the Closing Date or of any Receivable thereafter created, except in connection with the disposition of slow moving or obsolete Inventory. If Borrower becomes aware of any matter materially affecting the enforceability or collectability of any Eligible Receivable existing on the Closing Date or of any Receivable thereafter created, in an amount greater than $25,000 in the aggregate, including information adversely affecting the credit of the account debtor thereon, Borrower shall promptly notify FINOVA in writing.

6.2 Instruments. In the event any Receivable is or becomes evidenced by a promissory note, trade acceptance or any other instrument for the payment of money, Borrower shall immediately deliver such instrument to FINOVA appropriately endorsed to FINOVA and, regardless of the form of any presentment, demand, notice of dishonor, protest or notice of protest with respect thereto, Borrower shall remain liable thereon until such instrument is paid in full.

6.3 Physical Inventory. Borrower shall conduct a physical count of the Inventory at such intervals as its auditors require, but not less than annually and after the occurrence of an Event of Default as requested by FINOVA, promptly supply FINOVA with a copy of such accounts accompanied by a report of the value (calculated at the lower of cost or market value on a first in, first out basis) of the Inventory and such additional information with respect to the Inventory as FINOVA may request from time to time.

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(page 6 continued)
6.4 Returns. For so long as no Event of Default has occurred and is continuing and subject to the provisions of Section 9.4, if any account debtor returns any Inventory to Borrower in the ordinary course of its business with an aggregate value greater than $10,000, Borrower shall promptly determine the reason for such return and, if appropriate, promptly issue a credit memorandum to the account debtor (sending a copy to FINOVA) in the appropriate amount. In the event any attempted return occurs after the occurrence of any Event of Default,
Borrower   shall   (i)hold  the   returned   Inventory  in  trust  for  FINOVA,
(ii) segregate  all returned  Inventory from all of Borrower's  other  property,
(iii) conspicuously  label the  returned  Inventory  as FINOVA's  property,  and
(iv) immediately notify FINOVA of the return of any Inventory, specifying the reason for such return, the location and condition of the returned Inventory, and on FINOVA's request deliver such returned Inventory to FINOVA. Borrower shall not consign any Eligible Inventory.

7.     PRINCIPAL PAYMENTS; PROCEEDS OF COLLATERAL.

7.1 Principal Payments. Except where evidenced by notes or other instruments issued or made by Borrower to FINOVA specifically containing payment provisions which are in conflict with this Section 7.1 (in which event the conflicting provisions of said notes or other instruments shall govern and control), that portion of the Obligations consisting of principal payable on account of Revolving Loans shall be payable by Borrower to FINOVA immediately upon the earliest of (i) the receipt by FINOVA or Borrower of any proceeds of any of the Collateral, to the extent of said proceeds, (ii) the occurrence of an Event of Default in consequence of which FINOVA elects to accelerate the maturity and payment of such loans, or (iii) any termination of this Agreement pursuant to
Section 16 hereof; provided, however, that any Overadvance shall be payable on demand pursuant to the provisions of Section 1.3 hereof.

7.2 Collections. Until FINOVA notifies Borrower to the contrary after the Initial Advance hereunder, Borrower may make collection of all Receivables for FINOVA and shall receive all payments as trustee of

FINOVA at all times after the Initial Advance hereunder and immediately deliver all payments to FINOVA in their original form as set forth below, duly endorsed in blank. FINOVA or its designee may, at any time after the Initial Advance hereunder, pursuant to a Notice of Assignment in the form attached hereto as Exhibit "7.2", notify account debtors and LECs that the Receivables have been assigned to FINOVA and of FINOVA's security interest therein, and may collect the Receivables directly and charge the collection costs and expenses to Borrower's loan account. Borrower agrees that, solely for the purpose of computing the charges under this Agreement, all items of payment shall be deemed applied by FINOVA on account of the Obligations two (2) Business Days after receipt by FINOVA of good funds which have been finally credited to FINOVA's account, whether such funds are received directly from Borrower or from the Blocked Account bank or the Dominion Account bank, pursuant to Section 7.3 hereof. FINOVA may charge Borrower's loan account for the amount of any item of payment which is returned to FINOVA unpaid. In this Agreement or in any Loan Document, whenever, there is a reference to "receipt by FINOVA of funds," or language of similar effect regarding the receipt of funds by FINOVA, in order to be credited to the applicable account on the date that good funds were received by FINOVA (either directly or through a bank account or lockbox arrangement, etc. ...) the funds must reach FINOVA no later than 2:00 p.m., Philadelphia, Pennsylvania time, on that date. Any funds reaching FINOVA after 2:00 p.m., Philadelphia, Pennsylvania time, will be credited to the applicable account on the next immediately following Business Day.

7.3 Establishment of a Lockbox Account or Dominion Account. At all times after the Initial Advance hereunder, all proceeds of Collateral shall, at the direction of FINOVA, be deposited by Borrower into a lockbox account, or such other "blocked account" as FINOVA may require (each, a "Blocked Account") pursuant to an arrangement with such bank as may be selected by Borrower and be acceptable to FINOVA. At all times after the Initial Advance hereunder, Borrower shall issue to any such bank an irrevocable letter of instruction directing said bank to transfer such funds so deposited to FINOVA, either to any account maintained by FINOVA at said bank or by wire transfer to appropriate account(s) of FINOVA. All funds deposited in a Blocked Account shall immediately become the sole property of FINOVA and Borrower shall obtain the agreement by such bank to waive any offset rights against the funds so deposited. FINOVA assumes no responsibility for any Blocked Account arrangement, including, without limitation, any claim of accord and satisfaction or release with respect to deposits accepted by any bank thereunder. Alternatively, FINOVA may, after the Initial Advance hereunder, establish depository accounts in the name of FINOVA at a bank or banks for the deposit of such funds (each, a "Dominion Account") and Borrower shall deposit all proceeds of Receivables and all cash proceeds of any sale of Inventory or, to the extent permitted herein, Equipment, or cause same to be deposited, in kind, in such Dominion Accounts of FINOVA in lieu of depositing same to Blocked Accounts.

(page 7 continued)
7.4 Payments Without Deductions. Borrower shall pay principal, interest, and all other amounts payable hereunder, or under any related agreement, without any deduction whatsoever, including, but not limited to, any deduction for any setoff or counterclaim.

7.5 Collection Days Upon Repayment. In the event Borrower repays the Obligations in full at any time hereafter, such payment in full solely for the purpose of computing charges under this Agreement shall be credited (conditioned upon final collection) to Borrower's loan account two (2) Business Days after FINOVA's receipt thereof.

7.6 Monthly Accountings. FINOVA shall provide Borrower with an account of advances, charges, expenses and payments and other transactions made pursuant to this Agreement on a monthly basis. Such account shall be deemed correct, accurate and binding on Borrower and an account stated (except for reverses and reapplications of payments made and corrections of errors discovered by FINOVA), unless Borrower notifies FINOVA in writing to the contrary within forty-five
(45) days after each account is rendered, describing the nature of any alleged errors or admissions.

7.7 Collections and Administration. FINOVA may, after the date of the Initial Advance, whether or not an Event of Default has occurred, without notice to or assent of Borrower, (i) notify any account debtor of the fact that the Accounts and other Collateral have been assigned to FINOVA by Borrower and that payment thereof is to be made to the order of and directly to FINOVA, and after the occurrence of an Event of Default (ii) demand, collect or enforce payment of any Accounts or such other Collateral, but without any duty to do so, and FINOVA shall not be liable for any failure to collect or enforce payment thereof. After the date of the Initial Advance, at FINOVA's request, all invoices, or bills and statements sent to any account debtor, other obligor or bailee, shall state that the Accounts and such Collateral shall have been assigned to FINOVA and are payable directly and only to FINOVA. FINOVA shall have the right, after the date of the Initial Advance, in FINOVA's name or in the name of a nominee of the FINOVA, to verify the validity, amount or any other matter relating to the Accounts or the other Collateral, by mail, telephone or otherwise.

8.     POWER OF ATTORNEY.

After the date of the Initial Advance Borrower irrevocably appoints FINOVA and its officers, agents and designees as Borrower's attorney, with the power to endorse Borrower's name on any checks, notes, acceptances, money orders or other forms of payment or security that come into FINOVA's possession; to sign Borrower's name on any invoice or bill of lading relating to any Receivable, on drafts against customers, on assignments of Receivables, on notices of assignment, financing statements and other public records, on verifications of accounts and on notices to customers or account debtors; to send requests for verification of Receivables to customers or account debtors; and after the occurrence of any Event of Default, to notify the post office authorities to change the address for delivery of Borrower's mail to an address designated by FINOVA and to open and dispose of all mail addressed to Borrower, provided that FINOVA shall within one business day of receipt forward all mail other than checks and other items of payment to Borrower; and to do all other things FINOVA deems necessary or desirable to carry out the terms of this Agreement. Borrower hereby ratifies and approves all acts of such attorney. Neither FINOVA nor any of its officers, agents and designees shall be liable for any acts or omissions nor for any error of judgment or mistake of fact or law while acting as Borrower's attorney other than matters constituting gross negligence or willful misconduct. This power, being coupled with an interest, is irrevocable until the Obligations have been fully satisfied and FINOVA's obligation to provide loans hereunder shall have terminated.

9.     RECEIVABLES AND INVENTORY.

9.1    Representations and Warranties.

     (a)  Receivables.  Borrower hereby  represents and warrants to FINOVA that:
     (i) each existing Eligible Receivable represents, and each future Receivable will represent, a bona fide sale or lease and delivery of goods or services by Borrower, in the ordinary course of Borrower's business except for Receivables resulting from the sale of excess or slow moving inventory not made in the ordinary course of Borrower's business; (ii) each existing Eligible Receivable is, and each future Receivable will be, for a liquidated amount payable by the account thereon on the terms set forth in the invoice therefor or in the schedule thereof delivered to FINOVA, and to the extent such Receivable is an Eligible Receivable is and will be without offset, deduction, defense, right of return, lien, encumbrance, counterclaim or other condition except commissions payable in the ordinary course of Borrower's business to owners of coin operated telephones;
     (iii) no payment will be received with respect to any

(page 8 continued)
     Receivable, and no credit, discount (other than those discounts given in the ordinary course of business), or extension, or agreement therefor will be granted on any Receivable, except as reported to FINOVA to the extent required in accordance with this Agreement; (iv) each copy of an invoice delivered to FINOVA by Borrower will be a genuine copy of the original invoice sent to the account debtor named therein; and (v) all goods described in each invoice will have been delivered to the account debtor and all services of Borrower described in each invoice will have been performed.

     (b) Invoices. Borrower represents and warrants that Borrower shall not re-date any invoice or sale or for Receivables, make sales on extended dating beyond that customary in Borrower's business or extend or modify any Eligible Receivable existing on the Closing Date or of any Receivable thereafter created. If Borrower becomes aware of any matter materially affecting the enforceability or collectibility of any Eligible Receivable existing on the Closing Date or of any Receivable thereafter created, in an amount greater than $25,000 in the aggregate, including, without limitation, information regarding the account debtor's creditworthiness, Borrower will immediately so advise FINOVA in writing.

9.2 Inventory. With respect to Inventory, Borrower represents and warrants to FINOVA that FINOVA may rely, in determining which items of Inventory constitute Eligible Inventory, on all statements and representations made by Borrower with respect to any Inventory and that: (a) all Eligible Inventory is presently and will continue to be located at Borrower's places of business listed at Section 12.16 of the Schedule; (b) no Eligible Inventory is now, nor shall any Eligible Inventory at any time or times hereafter be, stored with a bailee, warehouseman or similar party without FINOVA's prior written consent and, if FINOVA gives such consent, Borrower will concurrently therewith cause any such bailee, warehouseman, or similar party to issue and deliver to FINOVA, in form and substance acceptable to FINOVA, warehouse receipts therefor in FINOVA's name; (c) except as permitted in Section 6.4, no Eligible Inventory is or will be consigned to any Person without FINOVA's prior written consent, and, if such consent is given, Borrower shall, prior to the delivery of any Eligible Inventory on consignment: (I) provide FINOVA with all consignment agreements to be used in connection with such consignment, all of which shall be acceptable to FINOVA; (II) prepare, execute and file appropriate financing statements with respect to any consigned Inventory, showing FINOVA as assignee; (III) conduct a search of all filings made against the consignee in all jurisdictions in which any consigned Inventory is to be located and deliver to FINOVA copies of the results of all such searches and (IV) notify, in writing, all the creditors of the consignee which are or may be holders of liens in the Inventory to be consigned that Borrower expects to deliver certain Inventory to the consignee, all of which Inventory shall be described in such notice by item or type; and (d) no Inventory is or will be produced in violation of the Fair Labor Standards Act.

9.3    Breach of Warranty or Representation.

     (a) If any representation or warranty herein or in any report submitted to FINOVA is breached as to any Receivable or any Receivable ceases to be an Eligible Receivable for any reason other than payment thereof, and FINOVA has reason to believe that the representation or warranty may have been breached as to other Receivables owing by that account debtor, then FINOVA may, in addition to its other rights hereunder, designate any and all Receivables owing by that account debtor as not Eligible Receivables; provided, that FINOVA shall in any such event retain its security interest in all Receivables, whether or not Eligible Receivables, until the Obligations have been fully satisfied and FINOVA's obligation to provide loans hereunder has terminated.

     (b) If any representation or warranty herein or in any report submitted to FINOVA is breached as to any Inventory or any Inventory ceases to be Eligible Inventory for any reason other than sale thereof in the ordinary course, then FINOVA may, in addition to its other rights hereunder, designate any and all of such Inventory as not Eligible Inventory; provided, that FINOVA shall in any such event retain its security interest in all Inventory, whether or not Eligible Inventory, until the Obligations have been fully satisfied and FINOVA's obligation to provide loans hereunder has terminated.

(page 9 continued)
     9.4 Disputes. Borrower shall notify FINOVA promptly of all disputes or claims relating to any Eligible Receivable existing on the Closing Date or of any Receivable thereafter created, which involve an amount in controversy greater than $25,000 and settle or adjust such disputes or claims at no expense to FINOVA, but no discount, credit or allowance shall be granted to any account debtor obligated on an Eligible Receivable and no returns of merchandise shall be accepted by Borrower without FINOVA's consent, except for discounts, credits and allowances made or given in the ordinary course of Borrower's business. Borrower shall if requested by FINOVA send FINOVA a copy of each credit memorandum related to a Receivable in excess of $25,000 as soon as issued or as soon as known by Borrower (not withstanding Section 5.2(i)). FINOVA may, at any time after the occurrence of an Event of Default, settle or adjust disputes or claims directly with account debtors for amounts and upon terms which FINOVA considers advisable in its reasonable credit judgment and, in all cases, FINOVA shall credit Borrower's loan account with only the net amounts received by FINOVA in payment of any Receivables.

10.    EQUIPMENT.

Borrower shall keep and maintain the Equipment in good operating condition and repair and make all necessary replacements thereto to maintain and preserve the value and operating efficiency thereof at all times consistent with Borrower's past practice, ordinary wear and tear excepted. Borrower shall not permit any item of Equipment to become a fixture (other than a trade fixture) to real estate or an accession to other property.

11.      OTHER LIENS; NO DISPOSITION OF COLLATERAL.

Borrower represents, warrants and covenants that (a) all Collateral is and shall continue to be owned by it free and clear of all liens, claims and encumbrances whatsoever (except for FINOVA's security interest, Permitted Encumbrances, and such other liens, claims and encumbrances as may be permitted by FINOVA in its sole discretion from time to time in writing), and (b) Borrower shall not while any Loan is outstanding, without FINOVA's prior written approval, sell, encumber or dispose of or permit the sale, encumbrance or disposal of any Eligible Receivables or Inventory, or any interest of Borrower therein, except for
(i) the sale of Inventory or the sale of Receivables to Eligible LECs and to billing aggregators such as Integretel and OAN in the ordinary course of Borrower's business, provided that any such sale of Receivables shall be subject to FINOVA's security interest in the Receivables sold to the extent the Receivable is due from an End User, provided that FINOVA shall agree that its interest in such Receivable shall be subordinate to any interest of the LEC or billing aggregator which has purchased such Receivable at all times while such LEC or billing aggregator is attempting to collect payment of such Receivable from the End User and that FINOVA shall take no action with respect to its lien until such time as such Eligible Receivable has been returned to Borrower, or
(ii) the sale of obsolete Equipment in the ordinary course of Borrower's business. While any Loans are outstanding, the proceeds of any such sales shall be remitted to FINOVA pursuant to this Agreement for application to the Obligations. Provided that no Event of Default has occurred which is continuing, and if Loans are then outstanding, the proceeds of such sale have been paid to FINOVA, upon the sale of any Collateral permitted hereunder, FINOVA shall execute such UCC-3 Termination Statements, lien releases and other instruments as Borrower shall reasonably request to evidence the termination of FINOVA's liens and security interests in such Collateral.

12.      GENERAL REPRESENTATIONS AND WARRANTIES.

Borrower represents and warrants that:

     12.1 Due Organization. It is a corporation duly organized, validly existing and in good standing under the laws of the State set forth on the Schedule, is qualified and authorized to do business and is in good standing in all states in which such qualification and good standing are necessary in order for it to conduct its business and own its property, and has all requisite power and authority to conduct its business as presently conducted, to own its property and to execute and deliver each of the Loan Documents to which it is a party and perform all of its Obligations thereunder;

     12.2 Other Names. It has not, during the preceding five (5) years, been known by or used any other corporate or fictitious name except as set forth on the Schedule, nor has it been the surviving corporation of a merger or consolidation or acquired all or substantially all of the assets of any person during such time except as set forth on the Schedule;

     12.3 Due Authorization. The execution, delivery and performance by Borrower of the Loan Documents to which it is a party have been authorized by all necessary corporate action and do not and shall not constitute a violation of any applicable law or of Borrower's Articles or Certificate of Incorporation or By-Laws or any other document, agreement or instrument to which Borrower is a party or by which Borrower or its assets are bound;

(page 10 continued)
     12.4 Binding Obligation. Each of the Loan Documents to which Borrower is a party is the legal, valid and binding obligation of Borrower enforceable against Borrower in accordance with its terms;

     12.5 Intangible Property. Borrower possesses adequate assets, licenses, permits, approvals, patents, patent applications, copyrights, trademarks, trademark applications and trade names for the present and planned future conduct of its business without any known conflict with the rights of others, and each is valid and has been duly registered or filed with the appropriate governmental authorities;

     12.6 Capital. Borrower has capital sufficient to conduct its business and is able to pay its debts as they mature and owns property having a fair salable value greater than the amount required to pay all of its debts (including contingent debts);

     12.7 Material Litigation. Except as disclosed on Exhibit "12.7" attached hereto, Borrower has no pending or overtly threatened litigation, actions or proceedings which would materially and adversely affect its business, assets, operations, prospects or condition, financial or otherwise, or the Collateral or any of FINOVA's interests therein;

     12.8 Title; Security Interests of FINOVA. Borrower has good, indefeasible and merchantable title to the Collateral and, upon the filing of UCC-1 Financing Statements, the initial advance of Loans, the assignment of Borrower's intellectual property rights and the recording of any mortgages or deeds of trust with respect to real property, in each case in the appropriate offices, this Agreement and such documents shall create valid and perfected first priority liens in the Collateral, subject only to Permitted Encumbrances;

     12.9 Restrictive Agreements; Labor Contracts. Except with respect to agreements which will terminate simultaneously with the initial advance of the Loans hereunder, Borrower is not a party or subject to any contract or subject to any charge, corporate restriction, judgment, decree or order materially and adversely affecting its business, assets, operations, prospects or condition, financial or otherwise, or which restricts its right or ability to incur Indebtedness, and it is not party to any labor dispute except as disclosed on the Schedule. In addition, no labor contract is scheduled to expire during the Initial Term of this Agreement, except as disclosed to FINOVA in writing prior to the date hereof.

     12.10 Laws. Borrower is not in violation of any applicable statute, regulation, ordinance or any order of any court, tribunal or governmental agency, in any respect materially and adversely affecting the Collateral or its business, assets, operations, prospects or condition, financial or otherwise;

     12.11 Consents. Borrower has obtained or caused to be obtained or issued any required consent of a governmental agency or other Person in connection with the financing contemplated hereby;

     12.12 Defaults. Borrower is not in default in any material respect with respect to any note, indenture, loan agreement, mortgage, lease, deed or other material agreement to which it is a party or by which it or its assets are bound, nor has any event occurred which, with the giving of notice or the lapse of time, or both, would cause such a default;

     12.13 Financial Condition. The Prepared Financials fairly present Borrower's financial condition and results of operations and those of such other Persons described therein as of the date thereof; there are no material omissions from the Prepared Financials or other facts or circumstances not reflected in the Prepared Financials; and there has been no material and adverse change in such financial condition or operations since the date of the initial Prepared Financials delivered to FINOVA hereunder;

     12.14 ERISA. Neither Borrower, any ERISA Affiliate, or any Plan is or has been in violation of any of the provisions of ERISA, any of the qualification requirements of IRC Section 401(a) or any of the published interpretations thereunder, nor has Borrower or any ERISA Affiliate received any notice to such effect. No notice of intent to terminate a Plan has been filed under Section 4041 of ERISA, nor has any Plan been terminated under ERISA. The PBGC has not instituted proceedings to terminate, or appointed a trustee to administer, a Plan. No lien upon the assets of Borrower has arisen with respect to a Plan. No prohibited transaction or Reportable Event has occurred with respect to a Plan.

(page 11 continued)
     Neither Borrower nor any ERISA Affiliate has incurred any withdrawal liability with respect to any Multiemployer Plan. Borrower and each ERISA Affiliate have made all contributions required to be made by them to any Plan or Multiemployer Plan when due. There is no accumulated funding deficiency in any Plan, whether or not waived;

     12.15 Taxes. Borrower has filed all tax returns and such other reports as it is required by law to file and has paid or made adequate provision for the payment on or prior to the date when due of all taxes, assessments and similar charges that are due and payable;

     12.16 Locations. Borrower's chief executive office and the offices and locations where it keeps the Collateral (except for Inventory in transit and consigned Inventory or Inventory delivered to a processor or to a customer on approval not to exceed at any time in the aggregate $1,000,000 which in each case is not Eligible Inventory) are at the locations set forth on the Schedule, except to the extent that such locations may have been changed after notice to FINOVA in accordance with Section 13.5 below;

     12.17 Business Relationships. To Borrower's knowledge on the closing date, there exists no actual or threatened termination, cancellation or limitation of, or any modification or change in, the business relationship between Borrower and any customer or any group of customers whose purchases individually or in the aggregate are material to the business of Borrower, or with any material supplier; and

     12.18 Reaffirmations. Each request for a loan made by Borrower pursuant to this Agreement shall constitute (i) an automatic representation and warranty by Borrower to FINOVA that there does not then exist any Event of Default and (ii) a reaffirmation as of the date of said request that each of the representations and warranties of Borrower contained in this Agreement and the other Loan Documents is accurate in all material respects.

     12.19 Deferred Compensation. As of the Closing Date, Borrower owes no deferred compensation to any of its officers or directors.

13.      AFFIRMATIVE COVENANTS.

Borrower covenants that, so long as any Obligation remains outstanding and this Agreement is in effect, it shall:

     13.1 Expenses. Promptly reimburse FINOVA for all costs, fees and expenses incurred by FINOVA in connection with the negotiation, preparation, execution, delivery, administration and enforcement of each of the Loan Documents, including, but not limited to, the attorneys' and paralegals' fees of outside counsel, expert witness fees, lien, title search and insurance fees, appraisal fees, all charges and expenses incurred in connection with any and all environmental reports and environmental remediation activities, and all other costs, expenses, taxes and filing or recording fees payable in connection with the transactions contemplated by this Agreement, including without limitation all such costs, fees and expenses as FINOVA shall incur or for which FINOVA shall become obligated in connection with (i) any inspection or verification of the Collateral (subject to the limitations set forth in the Schedule), (ii) any proceeding relating to the Loan
     Documents or the Collateral, (iii) actions taken with respect to the Collateral and FINOVA's security interest therein, including, without limitation, the defense or prosecution of any action involving FINOVA and Borrower or any third party, (iv) enforcement of any of FINOVA's rights and remedies with respect to the Obligations or Collateral, and
     (v) consultation with FINOVA's attorneys and participation in any workout, bankruptcy or other insolvency or other proceeding involving any Loan Party or any Affiliate, whether or not suit is filed, where FINOVA in its reasonable discretion believes that the outcome of such proceeding, if adversely determined, would have a material adverse effect on Borrower or the Collateral, Borrower shall also pay all FINOVA charges in connection with bank wire transfers, forwarding of loan proceeds, deposits of checks and other items of payment, returned checks, establishment and maintenance of lockboxes and other Blocked Accounts, and all other bank and administrative matters, in accordance with FINOVA's schedule of bank and administrative fees and charges in effect from time to time with respect to its customers generally;

     13.2 Taxes. File all tax returns and pay or make adequate provision for the payment of all taxes, assessments and other charges on or prior to the date when due;

     13.3 Notice of Litigation. Promptly notify FINOVA in writing of any litigation, suit or administrative proceeding which is reasonably expected to materially and adversely affect the Collateral or Borrower's business, assets, operations, prospects or condition, financial or otherwise, whether or not the claim is covered by insurance;

(page 12 continued)
     13.4 ERISA. Notify FINOVA in writing (i) promptly upon the occurrence of any event described in Section 4043 of ERISA, other than a termination, partial termination or merger of a Plan or a transfer of a Plan's assets and (ii) prior to any termination, partial termination or merger of a Plan or a transfer of a Plan's assets;

     13.5 Change in Location. Notify FINOVA in writing forty-five (45) days prior to any change in the location of Borrower's chief executive office or the location of any Collateral, other than consigned Inventory or Inventory delivered to a processor or to a processor or to a customer on approval not to exceed at any time in the aggregate $1,000,000, which in each case is not Eligible Inventory or Borrower's opening or closing of any other place of business;

     13.6 Corporate Existence. Maintain its corporate existence and its qualification to do business and good standing in all states necessary for the conduct of its business and the ownership of its property and maintain adequate assets, licenses, patents, copyrights, trademarks and trade names for the conduct of its business;

     13.7 Labor Disputes. Promptly notify FINOVA in writing of any labor dispute to which Borrower is or may become subject and the expiration of any labor contract to which Borrower is a party or bound;

     13.8 Violations of Law. Promptly notify FINOVA in writing of any violation of any law, statute, regulation or ordinance of any governmental entity, or of any agency thereof, applicable to Borrower which may materially and adversely affect the Collateral or Borrower's business, assets, prospects, operations or condition, financial or otherwise;

     13.9 Defaults. Notify FINOVA in writing within five (5) Business Days of Borrower's default under any material provision of any note, indenture, loan agreement, mortgage, lease or other material agreement to which Borrower or any of its Subsidiaries is a party or by which Borrower or any of its Subsidiaries is bound, or of any other default under any Indebtedness of Borrower for more than $10,000;

     13.10 Capital Expenditures. Promptly notify FINOVA in writing of the making of any Capital Expenditure not permitted hereunder materially affecting Borrower's business, assets, prospects, operations or condition, financial or otherwise;

     13.11 Books and Records. Keep adequate records and books of account with respect to its business activities in which proper entries are made in accordance with generally accepted accounting principles consistently applied, reflecting all of its financial transactions;

     13.12 Leases; Warehouse Agreements. Provide FINOVA with (i) copies of all agreements between Borrower and any landlord or warehouseman which owns any premises at which any Collateral may, from time to time, be located, other than any location where Borrower only stores Ineligible Inventory and (ii) without limiting the landlord and mortgagee waivers to be provided pursuant to Section 2.1(j) above, landlord and mortgagee waivers in form acceptable to FINOVA with respect to all locations where any Collateral is hereafter located;

     13.13 Additional Documents. At FINOVA's request, promptly execute or cause to be executed and delivered to FINOVA any and all documents, instruments or agreements deemed necessary by FINOVA to facilitate the collection of the Obligations or the Collateral or otherwise to give effect to or carry out the terms or intent of this Agreement or any of the other Loan Documents. Without limiting the generality of the foregoing, if any of the Receivables with a face value in excess of $25,000, individually or in the aggregate, arises out of a contract with the United States of America or any department, agency, subdivision or instrumentality thereof, Borrower shall promptly notify FINOVA of such fact in writing and shall execute any instruments and take any other action required or requested by FINOVA to comply with the provisions of the Federal Assignment of Claims Act; and

     13.14 Financial Covenants. Comply with the financial covenants set forth on the Schedule.

     13.15 OAN Acknowledgement Letter. Borrower shall use its best efforts to obtain from OAN, Inc. an acknowledgement and no offset letter in form and substance reasonably acceptable to FINOVA and its counsel within 45 days after the closing date. In the event Borrower is unable to obtain such letter, and OAN, Inc. at any time thereafter is no longer a wholly owned subsidiary of EDS Borrower shall cease using OAN, Inc. to provide billing services on behalf of Borrower.

(page 13 continued)
14.  NEGATIVE COVENANTS.

Without FINOVA's prior written consent, which consent FINOVA may withhold in its sole discretion, so long as any Obligation remains outstanding and this Agreement is in effect, Borrower shall not:

     14.1 Mergers. Merge or consolidate with or acquire any other Person;

     14.2 Loans. Make advances, loans or extensions of credit to, or invest in, any Person other than Permitted Investments;

     14.3 Dividends. Declare or pay cash dividends upon any of its stock or distribute any of its property or redeem, retire, purchase or acquire directly or indirectly any of its stock or make any other distributions;

     14.4 Adverse Transactions. Knowingly enter into any transaction which with the knowledge that it will materially and adversely affect the Collateral (excluding Eligible Receivables existing on the Closing Date) or its ability to repay the Obligations in full as and when due;

     14.5 Indebtedness of Others. Become directly or contingently liable for the Indebtedness of any Person except (i) by endorsement of instruments for deposit; (ii) prior to the date of the Initial Advance, Indebtedness pursuant to that certain Note Purchase Agreement dated August 11, 1994 between Borrower and Nomura Holding America, Inc., and all instruments and agreements related thereto (the "Nomura Debt"); and (iii) other contingent liabilities not exceeding $25,000, individually or in the aggregate, at any one time;

     14.6 Repurchase. Make a sale to any customer on a bill-and-hold, guaranteed sale, sale and return, sale on approval, consignment, or any other repurchase or return basis;

     14.7 Name. Use any corporate or fictitious name other than its corporate name as set forth in its Articles or Certificate of Incorporation on the date hereof or as set forth on the Schedule;

     14.8 Prepayment. Prepay any Indebtedness other than trade payables, the Nomura Debt with the proceeds of the Initial Advance and the Obligations;

     14.9 Capital Expenditure. Make or incur any Capital Expenditure if, after giving effect thereto, the aggregate amount of all Capital Expenditures by Borrower in any fiscal year would exceed the amount set forth on the Schedule;

     14.10 Compensation. Intentionally omitted;

     14.11 Indebtedness. Create, incur, assume or permit to exist any Indebtedness (including Indebtedness in connection with Capital Leases) in excess of the amount set forth on the Schedule, other than (i) the Obligations, (ii) other Indebtedness existing on the date of this Agreement and reflected in the Prepared Financials (except Indebtedness paid on the date of this Agreement from proceeds of the initial advances hereunder),
     (iii) from the date hereof until the date of the Initial Advance the Nomura Debt and (iv) Indebtedness issued through Banca Del Gottardo in the principal amount of up to $15,000,000;

     14.12 Affiliate Transactions. Except as set forth below, or disclosed in writing to Lender prior to the date hereof, sell, transfer, distribute or pay any money or property to any Affiliate, or invest in (by capital contribution or otherwise) or purchase or repurchase any stock or Indebtedness, or any property, of any Affiliate, or become liable on any guaranty of the indebtedness, dividends or other obligations of any Affiliate. Notwithstanding the foregoing, Borrower may pay compensation to employees who are Affiliates and, if no Event of Default has occurred, Borrower may engage in transactions with Affiliates in the normal course of business, in amounts and upon terms which are fully disclosed to FINOVA if they are no less favorable to Borrower than would be obtainable in a comparable arm's length transaction with a Person who is not an Affiliate;

     14.13 Nature of Business. Enter into any new business other than the delivery of telecommunications services and the manufacture and sale of telecommunications products in each case similar to those currently manufactured or sold by Borrower to End Users and other providers of telecommunications services or make any material change in any of Borrower's business objectives, purposes or operations;

     14.14 FINOVA's Name. Use the name of FINOVA in connection with any of Borrower's business or activities, except in connection with internal business matters or as required in dealings with governmental agencies and financial institutions or with trade creditors of Borrower, solely for credit reference purposes; or

     14.15 Margin Security. Own, purchase or acquire (or enter into any contract to purchase or acquire) any "margin security" as defined by any regulation of the Federal Reserve Board as now in effect or as the same may hereafter be in effect.

(page 14 continued)
15.      ENVIRONMENTAL MATTERS.

     15.1 Definitions. The following definitions apply to the provisions of this
     Section 15:

          (a) The term "Applicable Law" shall include, but shall not be limited to, each statute named or referred to in this Section 15.1 and all rules and regulations thereunder, and any other local, state and/or federal laws, rules, regulations or ordinances, whether currently in existence or hereafter enacted, which govern, to the extent applicable to the Property or to Borrower, (i) the existence, cleanup and/or remedy of contamination on real property; (ii) the protection of the environment from soil, air or water pollution, or from spilled, deposited or otherwise emplaced contamination; (iii) the emission or discharge of hazardous substances into the environment; (iv) the control of hazardous wastes; or (v) the use, generation, transport, treatment, removal or recovery of Hazardous Substances;

          (b) The term "Hazardous  Substance" shall mean (i) any oil,  flammable substance, explosives, radioactive materials, hazardous wastes or substances, toxic wastes or substances or any other wastes, materials or pollutants which either pose a hazard to the Property or to persons on or about the Property or cause the Property to be in violation of any Applicable Law; (ii) asbestos in any form which is or could become friable, urea formaldehyde foam insulation, transformers or other equipment which contain dielectric fluid containing levels of polychlorinated biphenyls, or radon gas; (iii) any chemical, material or substance defined as or included in the definition of "hazardous substances," "waste," "hazardous wastes," "hazardous materials," "extremely hazardous waste," "restricted hazardous waste," or "toxic substances" or words of similar import under any Applicable Law, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 USC 9601 et seq.; the Resource Conservation and Recovery Act ("RCRA"), 42 USC 6901 et seq.; the Hazardous Materials Transportation Act, 49 USC 1801 et seq.; the Federal Water Pollution Control Act, 33 USC 1251 et seq.;
          (iv) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority which may or could pose a hazard to the health or safety of the occupants of the

          Property or the owners and/or occupants of property adjacent to or surrounding the Property, or any other person coming upon the Property or adjacent property; and (v) any other chemical, materials or substance which may or could pose a hazard to the environment; and

          (c) The term "Property" shall mean all real property, wherever located, in which Borrower has any right, title or interest, whether now existing or hereafter arising, and including, without limitation, as owner, lessor or lessee.

     15.2 Covenants and Representations.

          (a) Borrower represents and warrants that there have not been during the period of Borrower's possession of any interest in the Property and, to the best of its knowledge after reasonable inquiry, except as provided on Exhibit 15.2 attached hereto, there have not been at any other times, any activities on the Property involving, directly or indirectly, the use, generation, treatment, storage or disposal of any Hazardous Substances except in material compliance with Applicable Law
          (i) under, on or in the land included in the Property, whether contained in soil, tanks, sumps, ponds, lagoons, barrels, cans or other containments, structures or equipment, (ii) incorporated in the buildings, structures or improvements included in the Property, including any building material containing asbestos, or (iii) used in connection with any operations on or in the Property.

          (b) Except as provided on Exhibit 15.2 attached hereto, without limiting the generality of the foregoing and to the extent not included within the scope of this Section 15.2, Borrower represents and warrants that it is in full compliance with Applicable Law and has received no notice from any person or any governmental agency or other entity of any violation by Borrower or its Affiliates of any Applicable Law.

          (c) Borrower agrees to indemnify FINOVA, protect and defend FINOVA with counsel and experts reasonably acceptable to FINOVA, and hold FINOVA harmless from and against any claims, actions, administrative proceedings, judgments, damages, punitive damages, penalties, fines, costs, liabilities (including sums paid in settlements of claims), interest or losses, attorneys' fees (including any fees and expenses incurred in enforcing this indemnity), consultant fees, expert fees, and other out-of-pocket costs or expenses actually incurred by FINOVA (collectively, the "Environmental Costs"), that may, at any time or from time to time, arise directly or indirectly from or in connection with: (i) the presence, suspected presence, release or suspected release of any Hazardous Substance whether into the air, soil, surface water or groundwater of or at the Property, or any other violation of Applicable Law, or (ii) any breach of the foregoing representations and covenants; except to the extent any of the foregoing result from the actions of FINOVA, its employees, agents and representatives. All Environmental Costs incurred or advanced by FINOVA shall be deemed to be made by FINOVA in good faith and shall constitute Obligations hereunder.

(page 15 continued)
16.  TERM; TERMINATION.

          16.1 Term. The initial term of this Agreement shall be as set forth on the Schedule (the "Initial Term") and may, in the sole discretion of FINOVA, be renewed for successive periods of one (1) year (each, a "Renewal Term"), unless earlier terminated as provided herein.

          16.2 Prior Notice. Each party shall have the right to terminate this Agreement at the end of the Initial Term or at the end of any Renewal Term by giving the other party written notice not less than sixty (60) days prior to the effective date of such termination, by registered or certified mail.

          16.3 Payment in Full. Upon the effective date of termination, the Obligations shall become immediately due and payable in full in cash.

          16.4 Early Termination; Termination Fee. In addition to the procedure set forth in Section 16.2, Borrower may terminate this Agreement at any time but only upon not less than fifteen (15) days' prior written notice and prepayment of the Obligations in full in immediately available funds. Upon any such early termination by Borrower or any termination of this Agreement by FINOVA upon the occurrence of an Event of Default, then, and in any such event, Borrower shall pay to FINOVA upon the effective date of such termination a fee (the
          "Termination Fee") in an amount equal to the amount shown on the Schedule.

17.      DEFAULT.

          17.1 Events of Default. Any one or more of the following events shall constitute an Event of Default under this Agreement:

               (a) Borrower fails to pay when due and payable any portion of the Obligations at stated maturity, upon acceleration or otherwise;

               (b) Borrower or any other Loan Party fails or neglects to perform, keep, or observe any term, provision, condition, covenant or agreement contained in any Loan Document to which Borrower or such other Loan Party is a party, and with respect to Sections 13.2, 13.6, 13.11 and 13.12 only if such failure is not cured within fifteen (15) days after Borrower becomes aware of or FINOVA notifies Borrower of such failure;

               (c) The value or priority of FINOVA's security interest in a portion of the Collateral with a value in excess of $75,000 is impaired;

               (d)  Any  material  portion  of  Borrower's   assets  is  seized,
               attached, subjected to a writ or distress warrant, is levied upon or comes into the possession of any judicial officer;

               (e) Borrower shall generally not pay its debts as they become due or shall enter into any agreement (whether written or oral), or offer to enter into any agreement, with all or a significant number of its creditors regarding any moratorium or other indulgence with respect to its debts or the participation of such creditors or their representatives in the supervision, management or control of the business of Borrower;

               (f) Any bankruptcy or other insolvency proceeding is (i) commenced by Borrower, or (ii) commenced against Borrower and remains undischarged or unstayed for sixty (60) days from the date of the involuntary petition;

               (g) Any notice of lien, levy or assessment other than a Permitted Encumbrance is filed of record with respect to the Collateral and such lien, levy or assessment has not been discharged within fifteen (15) days after such filing;

               (h) Any final non-appealable judgments in an aggregate amount exceeding $100,000 which are not covered by insurance are entered against Borrower;

               (i) Any default by Borrower shall occur under any capital lease or loan, between Borrower and any third party which would result in a right by such third party to accelerate the maturity of any Indebtedness of Borrower to such third party unless cured during any applicable grace period, provided however, that if the amount outstanding under such capital lease or loan shall be less than Two Hundred Fifty Thousand Dollars ($250,000), Borrower shall have thirty (30) days from the date of such default to cure such default(s) so that such third party shall no longer have a right to accelerate the maturity of the related indebtedness.

(page 16 continued)
               (k) Any representation or warranty made or deemed to be made by Borrower or any Affiliate in any Loan Document or any other statement, document or report made or delivered to FINOVA in connection therewith shall prove to have been misleading in any material respect;

               (l) Any Prohibited Transaction or Reportable Event shall occur with respect to a Plan which could have a material adverse effect on the financial condition of Borrower; any lien upon the assets of Borrower in connection with any Plan shall arise; Borrower or any of its ERISA Affiliates shall fail to make full payment when due of all amounts which Borrower or any of its ERISA Affiliates may be required to pay to any Plan or any Multiemployer Plan as one or more contributions thereto; Borrower or any of its ERISA Affiliates creates or permits the creation of any accumulated funding deficiency, whether or not waived; or

               (m) Any person or group (as defined in Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934) shall become the direct or indirect beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934 of more than 40% of the total voting power of all classes of capital stock then outstanding of Borrower entitled (without regard to the occurrence of any contingency) to vote in elections of directors of Borrower; (m) The Initial Advance has not been made on or before November 30, 1996.

     17.2 Remedies. Upon the occurrence of an Event of Default, FINOVA may, at its option and in its sole discretion and in addition to all of its other rights under the Loan Documents, terminate this Agreement and declare all of the Obligations to be immediately payable in full. FINOVA shall also have all of its rights and remedies under applicable law, including, without limitation, the default rights and remedies of a secured party under the Code. Further, FINOVA may at any time during the continuance of an Event of Default take possession of the Collateral and keep it on Borrower's premises, at no cost to FINOVA, or remove any part of it to such other place(s) as FINOVA may desire, or Borrower shall during the continuance of an Event of Default, upon FINOVA's demand, at Borrower's sole cost, assemble the Collateral and make it available to FINOVA at a place reasonably convenient to FINOVA. During the continuance of an Event of Default, FINOVA may sell and deliver any Collateral at public or private sales, for cash, upon credit or otherwise, at such prices and upon such terms as FINOVA deems advisable, at FINOVA's discretion, and may, if FINOVA deems it reasonable, postpone or adjourn any sale of the Collateral by an announcement at the time and place of sale or of such postponed or adjourned sale without giving a new notice of sale. Borrower agrees that FINOVA has no obligation to preserve rights to the Collateral or marshall any Collateral for the benefit of any Person. FINOVA is hereby granted a license or other right to use, without charge during the continuance of an Event of Default, Borrower's labels, patents, copyrights, name, trade secrets, trade names, trademarks and advertising matter, or any similar property, in completing production, advertising or selling any Collateral and Borrower's rights under all licenses and all franchise agreements shall inure to FINOVA's benefit. Any requirement of reasonable notice shall be met if such notice is mailed postage prepaid to Borrower at its address set forth in the heading to this Agreement at least ten (10) days before sale or other disposition. The proceeds of sale shall be applied, first, to all attorneys fees and other expenses of sale, and second, to the Obligations in such order as FINOVA shall elect, in its sole discretion. FINOVA shall return any excess to Borrower and Borrower shall remain liable for any deficiency to the fullest extent permitted by law. FINOVA shall also have the right during the continuance of an Event of Default to reduce the Total Facility amount, the Borrowing Base or any portion thereof or the advance rates or to modify the terms and conditions upon which FINOVA is willing to consider making advances under the Total Facility or to take additional reserves in the Borrowing Base for any reason.

     17.3 Standards for Determining Commercial Reasonableness. Borrower and FINOVA agree that the following conduct by FINOVA with respect to any disposition of Collateral shall conclusively be deemed commercially reasonable (but other conduct by FINOVA, including, but not limited to, FINOVA's use in its sole discretion of other or different times, places and manners of noticing and conducting any disposition of Collateral shall not be deemed unreasonable): Any public or private disposition as to which on no later than the fifth calendar day prior thereto written notice thereof is mailed or personally delivered to Borrower and, with respect to any public disposition, on no later than the tenth calendar day prior thereto notice thereof describing in general non-specific terms, the Collateral to be disposed of is published once in a newspaper of general circulation in the county where the sale is to be conducted. The public disposition shall be at any place designated by FINOVA, with or without the Collateral being present, and which commences at any time between 8:00 a.m. and 5:00 p.m. (provided that no notice of any public or private disposition need be given to the Borrower if the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market). Without limiting the generality of the foregoing, Borrower expressly agrees that, with respect to any disposition of accounts, instruments and general intangibles, it shall be commercially reasonable for FINOVA to direct any prospective purchaser thereof to ascertain directly from Borrower any and all information concerning the same, including, but not limited to, the terms of payment, aging and delinquency, if any, the financial condition of any obligor or account debtor thereon or guarantor thereof, and any collateral therefor.

(page 17 continued)
18.      DEFINITIONS.

     18.1 Defined Terms. As used in this Agreement, the following terms have the definitions set forth below:

     "Affiliate" means any Person controlling, controlled by or under common control with Borrower. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to direct or cause direction of the management and policies of any Person, whether through ownership of common or preferred stock or other equity interests, by contract or otherwise. Without limiting the generality of the foregoing, each of the following shall be an Affiliate: any officer, director, employee or other agent of Borrower, any shareholder or subsidiary of Borrower, and any other Person with whom or which Borrower has common shareholders, officers or directors.

     "Billing Contract" means any agreement for billing and/or collection services by and between any LEC and Borrower, and any tariff of any LEC for billing and/or collection services pursuant to which Borrower directly receives billing and/or collection services.

     "Billing Services Agreements" means the billing services agreements in the form delivered by Borrower to FINOVA prior to the date hereof, executed and delivered and by and between Borrower and certain billing aggregators acceptable to FINOVA (such as Integretel, Inc. or OAN), as the same may from time to time be amended, with such changes therein as shall be acceptable to FINOVA, and any other billing services agreement between Borrower and an Eligible LEC entered into after the date hereof.

(page 17 continued)
     "Billing Tape" means a billing tape in EMI or other format designated by an Eligible LEC and presentable to billing aggregator or LEC in accordance with the applicable Billing Contract.

     "Business   Day"  means  any  day  on  which   commercial   banks  in  both
     Philadelphia, Pennsylvania and Phoenix, Arizona are open for business.

     "Capital Expenditures" means all expenditures made and liabilities incurred for the acquisition of any fixed asset or improvement, replacement, substitution or addition thereto which has a useful life of more than one year and including, without limitation, those arising in connection with Capital Leases.

     "Capital Lease" means any lease of property by Borrower that, in accordance with generally accepted accounting principles, should be capitalized for financial reporting purposes and reflected as a liability on the balance sheet of Borrower.

     "Closing Date" means the date on which this Agreement is executed.

     "Code" means the Uniform Commercial Code as adopted and in effect in the State of Arizona from time to time.

     "Collateral" has the meaning set forth in Section 4.1 above.

     "Current Assets" at any date means the amount at which the current assets of Borrower would be shown on a balance sheet of Borrower as at such date, prepared in accordance with generally accepted accounting principles, provided that amounts due from Affiliates and investments in Affiliates shall be excluded therefrom.

     "Current Liabilities" at any date means the amount at which the current liabilities of Borrower would be shown on a balance sheet of Borrower as at such date, prepared in accordance with generally accepted accounting principles, but excluding current maturities on long-term Indebtedness and the Receivable Loans.

     "Deposit Accounts" has the meaning set forth in Section 9105 of the Code.

     "Direct Billed Receivables" means any Receivable which is invoiced or billed solely by Borrower to an End User.

(page 18 continued)
     "Earnings Before Interest and Taxes" for any fiscal period of Borrower means the net income of Borrower for such fiscal period, plus interest expense and provision for income taxes for such fiscal period, and minus non-recurring miscellaneous income and expenses, all calculated in accordance with generally accepted accounting principles, consistently applied.

     "Eligible LEC" means any LEC set forth on Exhibit "A" attached hereto and incorporated herein by reference and any other LEC hereafter expressly approved by FINOVA in writing.

     "Eligible Inventory" means such Inventory of Borrower which FINOVA, in its reasonable discretion based on such credit and collateral considerations as FINOVA deems appropriate deems to be Eligible Inventory. Without limiting the generality of the foregoing, no Inventory shall be Eligible Inventory unless it (i) is calculated on the basis of the lower of cost or market and on a first-in, first-out basis; (ii) is not obsolete or unmerchantable;
     (iii) conforms in all respects to the warranties and representations set forth in Section 9.2 hereof; (iv) is at all times subject to FINOVA's duly perfected, first priority security interest and no other Lien; and (v) is presently and will continue to be situated at a location set forth at
     Section 12.6 of the Schedule and is not in-transit. In addition, no Inventory shall be Eligible Inventory if it consists of work in process, packaging materials, overhead allocated to raw materials (excluding freight charges related thereto), and slow-moving goods (which shall include, without limitation, the lower of (A) the amount of reserves for slow moving items as set forth in Borrower's financial statements as delivered to FINOVA hereunder; or (B) the Borrower's internal report which reflects quantities of Inventory which are at any time in excess of past three years' running usage, as measured on a month to month basis), all as determined by FINOVA in its sole and absolute discretion.

     "Eligible Lease Contracts" means: leases arising in the ordinary course of Borrower's business from the lease of pay telephones, network equipment and software which FINOVA, shall reasonably deem eligible based on such credit and collateral, considerations as FINOVA may from time to time deem reasonably appropriate. Without limiting the foregoing, a lease shall not be deemed to be an Eligible Lease Contract if (i) two or more payments under the lease are past due or the lessee is otherwise in default under the lease (ii) the lessee has failed to pay more than twenty-five percent (25%) of all amounts owed to Borrower under all of such lessee's leases with Borrower within ninety (90) days after such amounts become due and owing (iii) the lessee is an Affiliate of Borrower; (iv) the lessee is not located in the United States or Canada, unless the lease is supported by a letter of credit or other form of guaranty or security, in each case in form and substance satisfactory to FINOVA; (v) the lessee is the United States or any department, agency or instrumentality thereof or any state, city or municipality of the United States; (vi) Borrower is or may become liable to the lessee for goods sold or services rendered by the lessee to Borrower to the extent of such offset; (vii) the total obligations of the lessee to Borrower exceed the greater of $250,000 or twenty-five (25%) of all obligations to Borrower under Eligible Lease Contracts to the extent of such excess; (viii) the lessee disputes liability or makes any claim with respect thereto (up to the amount of such liability or claim), or is subject to any insolvency or bankruptcy proceeding, or becomes insolvent, fails or goes out of a material portion of its business; (ix) the obligations of the lessee thereunder consists of late charges or finance charges; (x) the net book value of the payments due Borrower thereunder exceeds $50,000, unless accompanied by evidence of shipment and lessee's acceptance of the goods relating thereto satisfactory to FINOVA in its sole discretion; (xi) all or a portion of the payments due thereunder consists of a finance, interest or late charges, to the extent thereof; (xii) the lease payments are payable in any manner other than lawful money of the United States; (xiii) such lease is subject to any offset, deduction, counterclaim, rights of return, cancellation, or other condition to the extent of such offset; (xiv) such lease relates to goods not yet delivered and accepted by lessee; (xv) FINOVA is not in possession of the sole original lease, or, if a lease consists of a Master Lease Agreement and specific schedules which describe the terms of any specific items to be leased pursuant to such schedule, the sole original schedule, provided that the terms of the Master Lease Agreement make it clear that the sole original schedule is a separate loan for and "Chattel Paper" purposes under the UCC and possession of such schedule constitutes possession of "Chattel Pager" under the UCC; or (xvi) with respect to the lessee, Borrower has entered into any agreement which provides, directly or indirectly, for the crediting of any of Borrowers obligations or liabilities to such lessee against future rentals accruing under the lease with the exception of commissions payable to owners of coin operated telephones in the ordinary course of Borrower's business to the extent of such credit;

     "Eligible Receivables" means: a LEC Receivable due from an Eligible LEC, an OAN Receivable, an Integretel Receivable or a Direct Billed Receivable in each case arising in the ordinary course of the "0+", "1+" or operator services rendered by Borrower which FINOVA reasonably deems to be an Eligible Receivable based on such credit and collateral considerations as

(page 19 continued)
     FINOVA deems reasonably appropriate; provided, however, that no such Receivable shall be an Eligible Receivable if: (i) such Receivable arises out of the rendering of services by Borrower to an Affiliate of Borrower or by Borrower to a Person controlled by an Affiliate of Borrower; or (ii) such LEC Receivable, OAN Receivable, or Integretel Receivable, is unpaid more than ninety (90) days after the date of the applicable Billing Tape or such Direct Billed Receivable is unpaid more than sixty (60) days from the invoice date; or (iii) with respect to LEC Receivables from a particular LEC, if twenty-five percent (25%) or more of the LEC Receivables from the LEC that is the account debtor are not deemed Eligible Receivables of such LEC hereunder; or (iv) any covenant, representation or warranty contained in this Agreement with respect to such Receivable has been breached; or (v) the LEC has disputed liability with respect to a Receivable or has made any claim with respect to any other LEC Receivable due from the LEC to Borrower (whether with respect to a LEC Billed Receivable or Integretel Receivable or OAN Receivable) to the extent of any dispute or claim, or (vi) such Receivable is due from or processed by an account debtor that has commenced a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or made assignment for the benefit of creditors, or a decree or order for relief has been entered by a court having jurisdiction over such account debtor in an involuntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other petition or other application for relief under the federal bankruptcy laws has been filed against the account debtor, or if the account debtor has failed, suspended business, ceased to be solvent, or consented to or suffered a receiver, trustee, liquidator, or custodian to be appointed for it or for all or a significant portion of its assets or affairs; or (vii) FINOVA believes, in its reasonable judgment, that collection of such Receivable is insecure or that payment thereof is doubtful or will be delayed by reason of the LEC's, OAN's or Integretel's or other account debtors financial condition; or (viii) the Receivable is subject to a Lien other than FINOVA's; or (ix) the Receivable is evidenced by chattel paper or an instrument of any kind or has been reduced to judgment; or (x) Borrower has made any agreement with a LEC, OAN, Integretel any other account debtors for any deduction therefrom, except for post-billing adjustments which are made in the ordinary course of business and except as provided in the applicable Billing

     Contract, but only to the extent of such deduction; or (xii) Borrower has made an agreement with the LEC to extend the time of payment thereof, unless, notwithstanding such agreement, payment is made within ninety (90) days of the Billing Tape date or with respect to a Direct Billed Receivable sixty (60) days from the invoice date; or (xiii) such Receivable is subject to setoff, carve-out or other adjustment under a contract other than a Billing Contract or telecommunications service contract with an End User; or (xiv) such Receivable is a duplicate billing; or (xv) such Receivable has not been confirmed by a billing agent.

     "Eligible Trade Receivables" means Receivables arising in the ordinary course of Borrower's business from the sale of parts, repairs and Inventory including pay telephones, retrofit kits, various component parts and Intelligent Network Platform systems, prepaid phone cards, and parts repairs which FINOVA, based on such credit and collateral considerations as FINOVA deems appropriate, reasonably deems to be an Eligible Trade Receivable. Without limiting the foregoing, a Receivable shall not be deemed to be an Eligible Trade Receivable if (i) the account debtor has failed to pay the Receivable within a period of ninety (90) days after invoice date, to the extent of any amount remaining unpaid after such period; (ii) the account debtor has failed to pay more than twenty-five percent (25%) of all outstanding Receivables owed by it to Borrower within ninety (90) days after invoice date; (iii) the account debtor is an Affiliate of Borrower; (iv) the goods relating thereto are placed on consignment, guaranteed sale or other terms pursuant to which payment by the account debtor may be conditional; (v) the account debtor is not located in the United States or Canada, unless the Receivable is supported by a letter of credit or other form of guaranty or security, in each case in form and substance satisfactory to FINOVA; (vi) the account debtor is the United States or any department, agency or instrumentality thereof or any state, city or municipality of the United States; (vii) Borrower is or may become liable to the account debtor for goods sold or services rendered by the account debtor to Borrower; (viii) the total obligations of the account debtor to Borrower exceed fifteen percent (15%) of all Eligible Receivables, to the extent of such excess; (ix) the account debtor disputes liability or makes any claim with respect thereto (up to the amount of such liability or claim), or is subject to any insolvency or bankruptcy proceeding, or becomes insolvent, fails or goes out of a material portion of its business; (x) the amount thereof consists of late charges or finance charges; (xi) the amount thereof consists of a credit balance more than ninety (90) days past due; (xii) the face amount thereof exceeds $50,000, unless accompanied by evidence of shipment of the goods relating thereto

(page 20 continued)
     satisfactory to FINOVA in its sole discretion; (xiii) all or a portion of such Receivable consists of a finance, interest or late charges, to the extent thereof; (xiv) the Receivable is payable in any manner other than lawful money of the United States; (xv) such Receivable is subject to any offset, deduction, counterclaim, rights of return, cancellation, or other condition; (xvi) such Receivable consists of a deposit for goods not yet delivered, warranty charges or relates to a demonstration; or (xvii) such Receivable does not result from a bona fide sale and delivery by Borrower of the goods by Borrower in the ordinary course of its business.

     "End Users" means Persons to whom Borrower renders telecommunication services.

     "End User Accounts" means Accounts arising from services rendered by the Borrower to End Users of telecommunications services, which accounts have been processed and formatted for billing on a Billing Tape to be submitted to a LEC. Each End User Account shall cease to be an End User Account and become a LEC Receivable upon its sale, assignment, or transfer by Borrower to a LEC for billing and collection pursuant to a Billing Contract.

     "Equipment" means all of Borrower's present and hereafter acquired machinery, molds, machine tools, motors, furniture, equipment, furnishings, fixtures, trade fixtures, motor vehicles, tools, parts, dyes, jigs, goods and other tangible personal property (other than Inventory) of every kind and description used in Borrower's operations or owned by Borrower and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions or improvements to any of the foregoing, wherever located.

     "ERISA" means the Employment Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

     "ERISA Affiliate" means each trade or business (whether or not incorporated and whether or not foreign) which is or may hereafter become a member of a group of which Borrower is a member and which is treated as a single employer under ERISA Section 4001(b)(1), or IRC Section 414.

     "Event of Default" means any of the events set forth in Section 17.1 of this Agreement.

     "General Intangibles" means all general intangibles of Borrower, whether now owned or hereafter created or acquired by Borrower, including, without limitation, any moneys due or to become due and other sums due Borrower from any LEC under any Billing Contract or from any billing company (including, without limitation, Integretel, Inc. and OAN) under a Billing Services Agreement, with which Borrower is now or may hereafter contract with, all choses in action, rights under judgments, rights under tort claims, causes of action, corporate or other business records (including, without limitation, Billing Tapes), Deposit Accounts, inventions, designs, drawings, blueprints, patents, patent applications, trademarks and the goodwill of the business symbolized thereby, names, trade names, trade secrets, goodwill, copyrights, registrations, licenses, franchises, customer lists, security and other deposits, rights in all litigation presently or hereafter pending for any cause or claim (whether in contract, tort or otherwise), and all judgments now or hereafter arising therefrom, all claims of Borrower against FINOVA, rights to purchase or sell real or personal property, rights as a licensor or licensee of any kind, royalties, telephone numbers, proprietary information, purchase orders, and all insurance policies and claims (including without limitation credit, liability, property and other insurance) tax refunds and claims, computer programs, discs, tapes and tape files, claims under guaranties, security interests or other security held by or granted to Borrower to secure payment of any of the Receivables by an account debtor, all rights to indemnification and all other intangible property of every kind and nature (other than Receivables).

     "Indebtedness" means all of Borrower's present and future obligations, liabilities, debts, claims and indebtedness, contingent, fixed or
     otherwise,  however  evidenced,   created,  incurred,  acquired,  owing  or
     arising, whether under written or oral agreement, operation of law or otherwise, and includes, without limiting the foregoing (i) the Obligations, (ii) obligations and liabilities of any Person secured by a lien, claim, encumbrance or security interest upon property owned by Borrower, even though Borrower has not assumed or become liable therefor,
     (iii) obligations and liabilities created or arising under any lease (including Capital Leases) or conditional sales contract or other title retention agreement with respect to property used or acquired by Borrower, even though the rights and remedies of the lessor, seller or lender are limited to repossession, (iv) all unfunded pension fund obligations and liabilities, and (v) deferred taxes.

     "Initial Term" has the meaning set forth on the Schedule.

(page 21 continued)
     "Integretel Receivables" means Receivables due from or processed by Integretel, Inc.

     "Inventory" means all of Borrower's now owned and hereafter acquired goods, merchandise or other personal property, wherever located, to be furnished under any contract of service or held for sale or lease, all raw materials, work in process, finished goods and materials and supplies of any kind, nature or description which are or might be used or consumed in Borrower's business or used in connection with the manufacture, packing, shipping, advertising, selling or finishing of such goods, merchandise or other personal property, and all documents of title or other documents representing them.

     "IRC" means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

     "LEC" means any Regional Bell Operating Company, Bell Operating Company, independent local exchange company, credit card company or provider of local telephone services which is a party to any Billing Contract.

     "LEC Receivables" - shall mean all Receivables, General Intangibles for money due or to become due, debts and any other amounts payable to Borrower by any LEC pursuant to any Billing Contract.

     "Loan Documents" means, collectively, this Agreement, any note or notes executed by Borrower and payable to FINOVA, and any other agreement entered into in connection with this Agreement, together with all alterations, amendments, changes, extensions, modifications, refinancings, refundings, renewals, replacements, restatements, or supplements, of or to any of the foregoing.

     "Loan Party" means Borrower, each Subordinating Creditor and each other party (other than FINOVA) to any Loan Document.

     "Month-end Reports" means all reports prepared by Borrower on a monthly basis, which reports shall include, without limitation, general ledger, trial balance, financial statements, Receivables and accounts payable agings, agings of accounts payable accruals and sales and cash receipts journals and a monthly reconciliation of Receivables and accounts payable and cash.

     "Multiemployer Plan" means a "multiemployer plan" as defined in ERISA Sections 3(37) or 4001(a)(3) or IRC Section 414(f) which covers employees of Borrower or any ERISA Affiliate.

     "Net Worth" at any date means the Borrower's net worth as determined in accordance with generally accepted accounting principles, consistently applied.

     "Notice of Assignment" shall mean, with respect to any Billing Contract, a letter, in the form attached as Exhibit 7.2 sent to the applicable LEC, in which the LEC is notified with respect to the assignment and grant of a security interest by Borrower to FINOVA of and in all of Borrower's right, title, and interest in and to all LEC Receivables relating to such Billing Contract and directing such LEC to make all payments to the lockbox or Dominion Account.

     "OAN Receivables" means Receivables due from or processed by OAN, Inc.

     "Obligations" means all present and future loans, advances, debts, liabilities, obligations, covenants, duties and indebtedness at any time owing by Borrower to FINOVA, whether evidenced by this Agreement, any note or other instrument or document, whether arising from an extension of credit, opening of a letter of credit, banker's acceptance, loan, guaranty, indemnification or otherwise, whether direct or indirect (including, without limitation, those acquired by assignment and any participation by FINOVA in Borrower's debts owing to others), absolute or contingent, due or to become due, including, without limitation, all interest, charges, expenses, fees, attorney's fees, expert witness fees, examination fees, letter of credit fees, Collateral Monitoring Fees, Closing Fees, Facility Fees, Termination Fees, Minimum Interest Charges, Unused Line Fees, Commitment Fee and any other sums chargeable to Borrower hereunder or under any other agreement with FINOVA.

     "Overadvance" has the meaning set forth in Section 1.3 hereof.

     "PBGC" means the Pension Benefit Guarantee Corporation.

     "Permitted Encumbrance" means each of the liens, mortgages and other security interests set forth on the Schedule and incorporated herein by this reference.

     "Person" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability entity, government, or any agency or political division thereof, or any other entity.

(page 22 continued)
     "Plan" means any plan described in ERISA Section 3(2) maintained for employees of Borrower or any ERISA Affiliate, other than a Multiemployer Plan.

     "Prepared Financials" means the balance sheets of Borrower as of the date set forth in the Schedule, and as of each subsequent date on which audited balance sheets are delivered to FINOVA from time to time hereunder, and the related statements of operations, changes in stockholder's equity and changes in cash flow for the periods ended on such dates.

     "Prohibited Transaction" means any transaction described in Section 406 of ERISA which is not exempt by reason of Section 408 of ERISA, and any transaction described in Section 4975(c) of the IRC which is not exempt by reason of Section 4975(c)(2) of the IRC.

     "Receivable Loans" has the meaning set forth on the Schedule.

     "Receivables" means all of Borrower's now owned and hereafter acquired accounts (whether or not earned by performance or processed and formatted for billing), proceeds of any letters of credit naming Borrower as beneficiary, contract rights, chattel paper, instruments, documents and all other forms of obligations at any time owing to Borrower, all guaranties and other security therefor, whether secured or unsecured, all merchandise returned to or repossessed by Borrower, and all rights of stoppage in transit and all other rights or remedies of an unpaid vendor, lienor or secured party.

     "Renewal Term" has the meaning set forth on the Schedule.

     "Reportable Event" means a reportable event described in Section 4043 of ERISA or the regulations thereunder, a withdrawal from a Plan described in
     Section 4063 of ERISA, or a cessation of operations described in Section 4068(f) of ERISA.

     "Shareholder" means any Person who is an owner of any of Borrower's stock.

     "Subordinated Debt" means liabilities of Borrower the repayment of which is subordinated, to the payment and performance of the Obligations pursuant to an agreement or language in the instrument evidencing such Subordinated Debt.

     "Subordinating Creditor" means the Persons set forth on the Schedule.

     "Total Facility" has the meaning set forth on the Schedule.

     18.2 Other Terms. All accounting terms used in this Agreement, unless otherwise indicated, shall have the meanings given to such terms in accordance with generally accepted accounting principles, consistently applied. All other terms contained in this Agreement, unless otherwise indicated, shall have the meanings provided by the Code, to the extent such terms are defined therein.

19.      MISCELLANEOUS.

     19.1 Recourse to Security; Certain Waivers. All Obligations shall be payable by Borrower as provided for herein and, in full, at the termination of this Agreement; recourse to security shall not be required at any time. Borrower waives presentment and protest of any instrument and notice thereof, notice of default and, to the extent permitted by applicable law, all other notices to which Borrower might otherwise be entitled.

     19.2 No Waiver by FINOVA. Neither FINOVA's failure to exercise any right, remedy or option under this Agreement, any supplement, the Loan Documents or other agreement between FINOVA and Borrower nor any delay by FINOVA in exercising the same shall operate as a waiver. No waiver by FINOVA shall be effective unless in writing and then only to the extent stated. No waiver by FINOVA shall affect its right to require strict performance of this Agreement. FINOVA's rights and remedies shall be cumulative and not exclusive. 19.3 Binding on Successor and Assigns. All terms, conditions, promises, covenants, provisions and warranties shall inure to the benefit of and bind FINOVA's and Borrower's representatives, successors and assigns.

     19.4 Severability. If any provision of this Agreement shall be prohibited or invalid under applicable law, it shall be ineffective only to such extent, without invalidating the remainder of this Agreement.

(page 23 continued)
     19.5 Amendments; Assignments. This Agreement may not be modified, altered or amended, except by an agreement in writing signed by Borrower and FINOVA. Borrower may not sell, assign or transfer any interest in this Agreement or any other Loan Document, or any portion thereof, including, without limitation, any of Borrower's rights, title, interests, remedies, powers and duties hereunder or thereunder. Borrower hereby consents to FINOVA's participation, sale, assignment, transfer or other disposition, at any time or times hereafter, of this Agreement and any of the other Loan Documents, or of any portion hereof or thereof, including, without limitation, FINOVA's rights, title, interests, remedies, powers and duties hereunder or thereunder. In connection therewith, FINOVA may disclose all documents and information which FINOVA now or hereafter may have relating to Borrower's businesses. To the extent that FINOVA assigns its rights and obligations hereunder to a third party, FINOVA shall thereafter be released from such assigned obligations to Borrower and such assignment shall effect a novation between Borrower and such third party; provided however, that at any time other than in connection with the sale of FINOVA, the sale of a portfolio of loans or the securitization of the Loan and other than during an Event of Default, FINOVA shall obtain the prior written consent of Borrower to such assignment of rights and obligations, which consent shall not be unreasonably withheld..

     19.6 Integration. This Agreement, together with the Schedule (which is a part hereof) and the other Loan Documents, reflect the entire understanding of the parties with respect to the transactions contemplated hereby.

     19.7 Governing Law; Waivers. THIS AGREEMENT SHALL BE INTERPRETED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE CONFLICT OF LAWS RULES) OF THE STATE OF ARIZONA GOVERNING CONTRACTS TO BE PERFORMED ENTIRELY WITHIN SUCH STATE. BORROWER HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF MARICOPA, THE STATE OF ARIZONA OR, AT THE SOLE OPTION OF FINOVA, IN ANY OTHER COURT IN WHICH FINOVA SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY TO THE EXTENT NECESSARY

     TO PURSUE ITS REMEDIES WITH RESPECT TO BORROWER OR ANY COLLATERAL. BORROWER WAIVES ANY OBJECTION OF FORUM NON CONVENIENS AND VENUE. BORROWER WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT, AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE IN THE MANNER SET FORTH IN SECTION 19.13 HEREOF FOR THE GIVING OF NOTICE. BORROWER FURTHER WAIVES ANY RIGHT IT MAY OTHERWISE HAVE TO COLLATERALLY ATTACK ANY JUDGMENT ENTERED AGAINST IT.

     19.8  Survival.  All of the  representations  and  warranties  of  Borrower contained in this Agreement shall survive the execution, delivery and acceptance of this Agreement by the parties. No termination of this Agreement or of any guaranty of the Obligations shall affect or impair the powers, obligations, duties, rights, representations, warranties or liabilities of the parties hereto and all shall survive any such termination.

     19.9 Evidence of Obligations. Each Obligation may, in FINOVA's discretion, be evidenced by notes or other instruments issued or made by Borrower to FINOVA. If not so evidenced, such Obligation shall be evidenced solely by entries upon FINOVA's books and records.

     19.10 Collateral Security. The Obligations shall constitute one loan secured by the Collateral. FINOVA may, in its sole discretion, (i) exchange, enforce, waive or release any of the Collateral, (ii) apply Collateral and direct the order or manner of sale thereof as it may determine, and (iii) settle, compromise, collect or otherwise liquidate any Collateral in any manner without affecting its right to take any other action with respect to any other Collateral.

     19.11 Application of Collateral. FINOVA shall have the continuing and exclusive right to apply or reverse and re-apply any and all payments to any portion of the Obligations. To the extent that Borrower makes a payment or FINOVA receives any payment or proceeds of the Collateral for Borrower's benefit which is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or any other party under any bankruptcy law, common law or equitable cause, then, to such extent, the Obligations or part thereof intended to be satisfied shall be revived and continue as if such payment or proceeds had not been received by FINOVA.

(page 24 continued)
     19.12 Loan Requests. Each oral or written request for a loan by any Person who purports to be any employee, officer or authorized agent of Borrower shall be made to FINOVA on or prior to 11:00 a.m., Philadelphia time, on the Business Day on which the proceeds thereof are requested to be paid to Borrower and shall be conclusively presumed to be made by a Person authorized by Borrower to do so and the crediting of a loan to Borrower's operating account shall conclusively establish Borrower's obligation to repay such loan. Unless and until Borrower otherwise directs FINOVA in writing, all loans shall be wired to Borrower's operating account set forth on the Schedule.

     19.13 Notices. Any notices or consents required or permitted by this Agreement shall be deemed given if delivered in person with receipt, sent by telegram (with messenger service specified) or sent by nationally recognized overnight courier service, or sent by certified or registered mail postage prepaid, return receipt requested, or sent by facsimile transmission as follows, unless such address is changed by written notice hereunder:

If to FINOVA:
                  FINOVA Capital Corporation
                  1060 First Avenue
                  Suite 100
                  King of Prussia, PA 19406
                  Attn:  Jeffrey D. Weiss
                  FAX:  610/354-8476

                  FINOVA Capital Corporation
                  355 South Grand Avenue
                  Suite 2400
                  Los Angeles, CA 90071
                  Attn:    John Bonano
                  FAX:     213/625-3729

                  FINOVA Capital Corporation
                  1850 N. Central Avenue
                  P.O. Box 2209
                  Phoenix, AZ 85002-2209
                  Attn:  Joseph D'Amore, Esq.
                  FAX:     602/207-5036

With copies to:

         Blank Rome Comisky & McCauley
         1200 Four Penn Center Plaza
         Philadelphia, PA  19103
         Attn:  Lawrence F. Flick, II, Esquire
         FAX:  215/569-5555

If to Borrower:
         Intellicall, Inc.
         2155 Chenault Avenue, Suite 410
         Carrollton, Texas 75006-5023
         Attn: John Carradine
         FAX: 972/416-9454

with copies to:   Gardere & Wynne, LLP
                  1601 Elm Street
                  3000 Thanksgiving Tower
                  Dallas, TX 75201
                  Attn:    William Young, Esquire
                  FAX:     214/999-4667

     19.14 Brokerage Fees. Borrower represents and warrants to FINOVA that, with respect to the financing transaction herein contemplated, no Person is entitled to any brokerage fee or other commission and Borrower agrees to pay any fee or commission due to such Person and to indemnify and hold FINOVA harmless against any and all such claims.

     19.15 Disclosure. No representation or warranty made by Borrower in this Agreement, or in any financial statement, report, certificate or any other document furnished in connection herewith contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein not misleading.

     19.16 Publicity.  FINOVA is hereby  authorized to issue  appropriate  press
     releases  and  to  cause  a  tombstone  to  be  published   announcing  the
     consummation of this transaction and the aggregate amount thereof.

     19.17 Captions. The Section titles contained in this Agreement are without substantive meaning and are not part of this Agreement.

     19.18 Injunctive Relief. Borrower recognizes that, in the event Borrower fails to perform, observe or discharge any of its Obligations under this Agreement, any remedy at law may prove to be inadequate relief to FINOVA. Therefore, FINOVA, if it so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

(page 25 continued)
     19.19 Counterparts. This Agreement may be executed in one or more counterparts, each of which taken together shall constitute one and the same instrument.

     19.20 Construction. The parties acknowledge that each party and its counsel have reviewed this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments or exhibits hereto.

     19.21 Time of Essence. Time is of the essence for the performance by Borrower of the Obligations set forth in this Agreement.

     19.22 Limitation of Actions. Borrower agrees that any claim or cause of action by Borrower against FINOVA, or any of FINOVA's directors, officers, employees, agents, accountants or attorneys, based upon, arising from, or relating to this Agreement, or any other present or future agreement, or any other transaction contemplated hereby or thereby or relating hereto or thereto, or any other matter, cause or thing whatsoever, whether or not relating hereto or thereto, occurred, done, omitted or suffered to be done by FINOVA, or by FINOVA's directors, officers, employees, agents, accountants or attorneys, whether sounding in contract or in tort or otherwise, shall be barred unless asserted by Borrower by the commencement of an action or proceeding in a court of competent jurisdiction by the filing of a complaint within one year after Borrower discovers or should have discovered, the occurrence or omission upon which such claim or cause of action, or any part thereof, is based and service of a summons and complaint on an officer of FINOVA or any other person authorized to accept service of process on behalf of FINOVA, within 60 days thereafter. Borrower agrees that such one-year period of time is a reasonable and sufficient time for Borrower to investigate and act upon any such claim or cause of action. The one-year period provided herein shall not be waived, tolled, or extended except by a specific written agreement of FINOVA. This provision shall survive any termination of this Loan Agreement or any other agreement.

     19.23 Liability. Neither FINOVA nor any FINOVA Affiliate shall be liable for any indirect, special, incidental or consequential damages in connection with any breach of contract, tort or other wrong relating to this Agreement or the Obligations or the establishment, administration or collection thereof (including without limitation  damages  for loss of  profits,  business  interruption,  or the like), whether such damages are foreseeable or unforeseeable, even if FINOVA has been advised of the possibility of such damages. Neither FINOVA, nor any FINOVA Affiliate shall be liable for any claims, demands, losses or damages, of any kind whatsoever, made, claimed, incurred or suffered by the Borrower through the ordinary negligence of FINOVA, or any FINOVA Affiliate. "FINOVA Affiliate" shall mean FINOVA's directors, officers, employees, agents, attorneys or other person or entity affiliated with or representing FINOVA.

     19.24 Notice of Breach by FINOVA. Borrower agrees to give FINOVA written notice of (i) any action or inaction by FINOVA or any attorney of FINOVA in connection with any Loan Documents that may be actionable against FINOVA or any attorney of FINOVA or (ii) any defense to the payment of the Obligations for any reason, including, but not limited to, commission of a tort or violation of any contractual duty or duty implied by law. Borrower agrees that unless such notice is fully given as promptly as possible (and in any event within thirty (30) days) after Borrower has knowledge, or with the exercise of reasonable diligence should have had knowledge, of any such action, inaction or defense, Borrower shall not assert, and Borrower shall be deemed to have waived, any claim or defense arising therefrom.

     19.25 Withholding and Other Tax Liabilities: FINOVA shall have the right to refuse to make any advances from time to time unless Borrower shall, at FINOVA's request, have given to FINOVA evidence, reasonably satisfactory to FINOVA, that Borrower has properly deposited or paid, as required by law, all withholding taxes and all federal, state, city, county or other taxes due up to and including the date of the loan. Until all of Borrower's liabilities and obligations to FINOVA have been indefeasibly paid and satisfied in full, FINOVA shall be entitled to continue to hold any and all of the Collateral until Borrower has given to FINOVA evidence, reasonably satisfactory to FINOVA, that Borrower has properly deposited or paid, as required by law, all federal withholding taxes due up to and including the date of such expiration or termination. Copies of validated deposit slips showing payment shall likewise constitute satisfactory evidence for such purpose. In the event that any lien, assessment or tax liability against

(page 26 continued)
     Borrower shall arise in favor of any taxing authority, whether or not notice thereof shall be filed or recorded as may be required by law, FINOVA shall have the right (but shall not be obligated, nor shall FINOVA hereby assume the duty) upon reasonable prior notice to Borrower to pay any such lien, assessment or tax liability by virtue of which such charge shall have arisen; provided, however, that FINOVA shall not pay any such tax, assessment or lien if the amount, applicability or validity thereof is being contested in good faith and by appropriate proceedings by Borrower and further provided that Borrower's title to and its right to use, the Collateral is not adversely affected and FINOVA's lien and priority in the Collateral are not affected, altered or impaired thereby. In order to pay any such lien, assessment or tax liability, FINOVA shall not be obliged to wait until said lien, assessment or tax liability is filed before taking such action as hereinabove set forth. Any sum or sums which FINOVA shall have paid for the discharge of any such lien shall be added to the Revolving Loans and shall be paid by Borrower to FINOVA with interest thereon, upon demand, and FINOVA shall be subrogated to all rights of such taxing authority against Borrower. FINOVA may establish reserves against the Borrowing Base for any amounts paid by FINOVA pursuant to this paragraph or for any amounts being contested in good faith under this paragraph.

     19.26 MUTUAL WAIVER OF RIGHT TO JURY TRIAL. FINOVA AND BORROWER EACH HEREBY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO: (i) THIS AGREEMENT; (ii) ANY OTHER PRESENT OR FUTURE INSTRUMENT OR AGREEMENT BETWEEN FINOVA AND BORROWER; OR (iii) ANY CONDUCT, ACTS OR OMISSIONS OF FINOVA OR BORROWER OR ANY OF THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS OR ANY OTHER PERSONS AFFILIATED WITH FINOVA OR BORROWER; IN EACH OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE.

Borrower:

INTELLICALL, INC.

By /s/ William O. Hunt                   date signed
President                                  11/13/96

By /s/ Michael H. Barnes                 date signed
Secretary                                  11/13/96

Tax I.D. No. 751993841


FINOVA CAPITAL CORPORATION

By /s/ Sean R. Hughes                    date signed
                                           11/13/96
Title:  Vice President

FINOVA


                                   Schedule to
                           Loan and Security Agreement


Borrower:         INTELLICALL, INC.
Address:          2155 Chenault Avenue, Suite 410
                  Carrollton, Texas 75006-5023


Date:    November 13, 1996


     This Schedule forms an integral part of the Loan and Security Agreement between the above Borrower and FINOVA Capital Corporation ("FINOVA") dated the above date, and all references herein and therein to "this Agreement" shall be deemed to refer to said Agreement and to this Schedule.


TOTAL FACILITY (Section 1.1):

         TWELVE MILLION DOLLARS ($12,000,000)

LOANS (Section 1.2):

     Revolving Loans: a revolving line of credit consisting of loans against Borrower's Eligible Receivables ("Receivable Loans") in an aggregate outstanding principal amount not to exceed the lesser of:

               (a) an amount equal to the amount of the Total Facility, or

               (b) the sum of an amount equal to (i) seventy five percent (75%) of Eligible Trade Receivables; plus (ii) the LEC Advance Percentage of the net amount of Eligible LEC receivables; plus (iii) the Integretel Advance percentage of the net amount of Eligible Integretel Receivables; plus (iv) the OAN Advance percentage of the net amount of Eligible OAN Receivables; plus (v) the Direct Billed Advance Percentage of all Eligible Direct Billed Receivables; plus (vi) the lesser of (A) sixty percent (60%) of the net book value of Eligible Lease Contracts or (B) Five Hundred Thousand Dollars ($500,000); plus
          (vii) the lesser of (A) fifty percent (50%) of Borrower's Eligible Inventory or (B) the difference between (I) One Million Five Hundred Thousand Dollars ($1,500,000) and (II) the product of One Hundred
          Thousand Dollars ($100,000) multiplied by the number of calendar months that have expired, rounded down to the nearest whole number, since the Closing Date, provided that, in no event, shall such product exceed One Million Five Hundred Thousand Dollars ($1,500,000) (the "Borrowing Base").

     For the purposes of this section, absent an Event of Default, the LEC Advance Percentage shall be eighty five percent (85%). Provided, however, that for every increase in the LEC Dilution Factor by one percentage point (1.0%) in excess of fifteen percent (15%), the LEC Advance Percentage shall decrease by up to two percentage points (2.0%).

     For the purposes of this section, absent an Event of Default, the Integretel Advance Percentage shall be eighty five percent (85%). Provided, however, that for every increase in the Integretel Dilution Factor by one percentage point (1.0%) in excess of fifteen percent (15%), the Integretel Advance Percentage shall decrease by up to two percentage points (2.0%).

     For the purposes of this section, absent an Event of Default, the OAN Advance Percentage shall be eighty five percent (85%). Provided, however, that for every increase in the OAN Dilution Factor by one percentage point (1.0%) in excess of fifteen percent (15%), the OAN Advance Percentage shall decrease by up to two percentage points (2.0%).

     For the purposes of this section, absent an Event of Default, the Direct Billed Advance Percentage shall be eighty five percent (85%). Provided, however, that for every increase in the Direct Billed Dilution Factor by one percentage point (1.0%) in excess of fifteen percent (15%), the Direct Billed Advance Percentage shall decrease by up to two percentage points (2.0%).

     In addition, FINOVA shall determine the LEC Dilution Factor, the Integretel Dilution Factor, the OAN Dilution Factor and the Direct Billed Dilution Factor, in its reasonable discretion, based on the results of its periodic field examinations or on such other information as may be available to FINOVA from time to time.

CONDITIONS PRECEDENT (Section 2.1):

     The obligation of FINOVA to make the initial advance hereunder is subject to the fulfillment, to the satisfaction of FINOVA and its counsel, of each of the following conditions, in addition to the conditions set forth in Sections
2.1 and 2.2 of the Agreement: (a) Borrower shall have excess borrowing availability under the Borrowing Base of not less than $750,000, after giving effect to the initial advance hereunder and after having paid in full or making provision for payment in full of all of Borrower's accounts payable outstanding beyond their due date and all book overdrafts; (b) Borrower shall have delivered to FINOVA that certain Validity and Support Agreement in form and substance satisfactory to FINOVA signed by Michael Barnes; (c) FINOVA must have reviewed all Billing Contracts and related arrangements and found such contracts and arrangements satisfactory in form and substance, including but not limited to confirming that (i) Integretel and OAN are billing and collection agents of Borrower; and (ii) the cash collected by Integretel and OAN pursuant to such contracts is deposited into dominion bank accounts, and the cash in such bank accounts is the property of Borrower and, if applicable, other providers for whom Integretel and OAN provide billing services; (d) there shall have been no material adverse change in the business, operations, profits or prospects of Borrower, or in the condition of the assets of Borrower as represented by the financial information, dated September 30, 1996, delivered by Borrower to Lender and the Closing Date; (e) Borrower shall have caused Nomura Holding America, Inc. ("Nomura") to have returned to

FINOVA all UCC Termination Statements previously delivered to Nomura in escrow; (f) Borrower shall have provided FINOVA with evidence of an additional $5,000,000 in Subordinated Debt from Banca Del Gottardo; and (g) Nomura shall have provided its consent to Borrowers entering into the Agreement and shall have been paid in full, released its liens and security interests and provided FINOVA with or agreed to provide FINOVA with all appropriate UCC termination statements and other documents deemed reasonably necessary by FINOVA to evidence such termination. Borrower shall cause the conditions precedent set forth in
Section 2.1 of this Agreement and set forth above in this Schedule to be satisfied on or before the date of the initial advance hereunder.

INTEREST AND FEES (Section 3.1):

     Interest. Borrower shall pay FINOVA interest on the daily outstanding balance of Borrower's Revolving Loans at the "Contract Rate." The Contract Rate shall equal one and three-quarters percentage points (1.75%) in excess of the Base Rate. The Base Rate shall equal the "prime rate" of Citibank, N.A. as announced from time to time by Citibank, N.A. as its "prime rate". The interest rate chargeable hereunder shall be increased or decreased, as the case may be, without notice or demand of any kind, upon any change in the Base Rate. Each change in the Base Rate shall be effective hereunder on the day of any such change. Interest charges and all other fees and charges herein shall be computed on the basis of a year of 360 days and actual days elapsed and shall be payable to FINOVA in arrears on the first day of each month. Upon the occurrence and continuance of an Event of Default, interest shall accrue at two percentage points (2.0%) in excess of the rate set forth above.

     Provided however, if Borrower's interim financial statements for any month reflect EBITDA greater than or equal to Three Million Dollars ($3,000,000) for the trailing twelve months on a cumulative basis, the Contract Rate shall be reduced during such month to one and one-half points (1.50%) in excess of the Base Rate. If Borrower's interim financial statements for any month reflect EBITDA greater than or equal to Five Million Dollars ($5,000,000) for the trailing twelve months on a cumulative basis, the Contract Rate shall be reduced during such month to one and one-quarter percentage points (1.25%) in excess of the Base Rate. Any reduction in the Contract Rate is further conditioned on the following: (i) FINOVA's review of and satisfaction with such interim financial statements, which review shall be completed within forty-five (45) days of FINOVA's receipt of such interim financial statements; and (ii) the absence of any Event of Default having occurred during the Initial Term, which has not been waived. Borrower hereby expressly permits FINOVA to contact its accountants directly to discuss any information contained in the interim financial statements delivered by Borrower to FINOVA and Borrower shall cause its accountants to cooperate with FINOVA and to provide FINOVA with answers to any questions FINOVA may have regarding the interim financial statements. The reduction in the Contract Rate shall be effective upon the earlier of: (i) forty- five (45) days from the date of Borrower's delivery of the interim audited financial statement; or (ii) the date of a letter from FINOVA to Borrower expressly reducing the Contract Rate.

     Minimum Interest Charge. With respect to each calendar month or portion thereof during the term of this Agreement (excluding the calendar month in which this Agreement is executed), Borrower shall also pay Finova, on the first day of the next month, as a minimum charge, the amount by which accrued interest pursuant to the section above for such month or portion thereof is less than $4,000 (the "Minimum Interest Charge"). Notwithstanding the occurrence of any Event of Default hereunder or termination of this Agreement by FINOVA as a result thereof, the Minimum Interest Charge shall be paid by Borrower for the unexpired portion of the Initial Term or any Renewal Term of this Agreement.

     Unused Line Fee. Borrower shall pay to FINOVA an unused line fee equal to one- quarter of one percent (.25%) per annum of the unused portion of the Total Facility. The unused line fee shall be deemed fully earned at the time when due and is payable monthly commencing upon the first day of the month after the date of this Agreement and continuing on the first day of every month thereafter.

     Facility Fee. Borrower shall pay to FINOVA a facility fee in an amount equal to One Hundred Twenty Thousand Dollars ($120,000) payable at the Closing and an annual fee equal to one-half of one percent (0.50%) per annum of the amount of the Total Facility payable on the first anniversary of the date of this Agreement and on each subsequent anniversary thereof.

     Examination Fees. Borrower agrees to pay to FINOVA a fee in the amount of Five Hundred Dollars ($500) per person per day, (absent the occurrence of an Event of Default limited to $30,000 in any calendar year) plus all costs and expenses of such persons, in connection with each examination, audit or visitation by FINOVA prior to or after the date hereof.

REPORTING REQUIREMENTS (Section 5.2):

               1. Borrower shall provide FINOVA with monthly accounts receivable agings aged by invoice date and reconciliations of Receivables within ten (10) days after the end of each month.

               2. Borrower shall provide FINOVA with monthly accounts payable agings aged by invoice date, and outstanding or held check registers within fifteen (15) days after the end of each month. If such monthly accounts payable agings do not breakout accounts payable by LEC, Borrower shall provide a supplementary report which shall reflect such information together with the regular monthly accounts payable agings report.

               3. Borrower shall provide FINOVA with monthly inventory reports for the Inventory valued on a first-in, first-out basis at the lower of cost or market (in accordance with general accepted accounting principles), and such inventory reports as are reasonably requested by FINOVA, all within fifteen (15) days after the end of each month.
          Borrower shall also provide FINOVA with copies of Borrower's annual physical inventory counts within fifteen (15) days after such counts are tabulated and reconciled to the general ledger.

               4. Borrower shall provide FINOVA with internally prepared monthly unaudited consolidated and consolidating financial statements within thirty (30) days after the end of each month.

               5. Borrower shall provide FINOVA with annual operating budgets (including income statements, balance sheets and cash flow statements, by month, together with a list of all material assumptions made by Borrower in preparing such annual operating budgets) for the upcoming fiscal year of Borrower upon approval of Borrower's Board of Directors, not more than thirty (30) days after the end of each fiscal year of Borrower.

               6. Borrower shall, upon FINOVA's request, provide FINOVA with certified Federal excise tax receipts and state and local utility tax receipts.

               7. Borrower shall, upon FINOVA's request, provide FINOVA with copies of all information and reports received from or submitted to Integretel or OAN including, but not limited to backup copies of Billing Tapes.

BORROWER INFORMATION:

Borrower's State of Incorporation (Section 12.1):

Fictitious Names/Prior Corporate Names/Mergers  (Section 12.2):

Borrower and Collateral Locations (Section 12.16):

Permitted Encumbrances (Section 18.1):

FINANCIAL COVENANTS  (Section 13.14):

     Borrower shall comply with all of the following covenants. Compliance shall be determined as of the end of each quarter, except as otherwise specifically provided below:

Net Worth.   Borrower shall have and maintain at all times a Net Worth greater than the following amounts as of the end of each of the following calendar quarters.

                     Amount                          Time Period

                     8,300,000                   4th Quarter 1996
                     7,500,000                   1st Quarter 1997
                     7,700,000                   2nd Quarter 1997
                     8,300,000                   3rd Quarter 1997
                     9,500,000                   4th Quarter 1997 and all times
                                                 thereafter

                    Calculation  of Net Worth shall be performed  quarterly  and shall exclude provisions net of applicable income tax benefits for slow moving and obsolete Inventory.

Total Debt Service Coverage Ratio.
----------------------------------

               Borrower shall have and maintain at all times a Total Debt Service Coverage ratio greater than the ratio set forth below for the periods corresponding thereto:

                     Ratio                     Time Period

                    0.50 to 1.00            3rd Quarter 1997
                    1.00 to 1.00            4th Quarter 1997 and at all times
                                            thereafter

               For the purposes of this section, the calculation of Total Debt Service Coverage Ratio shall equal the ratio of (A) Operating Cash Flow- Actual; to (B) Total Debt Service.

               The calculation of Total Debt Service Coverage Ratio shall be performed quarterly on a twelve (12) month rolling basis. All calculations shall be based on the profit and loss statements of Borrower, prepared in accordance with generally accepted accounting principles.

Current Ratio
               Borrower shall have and maintain at all times a Current Ratio greater than 2.25 to 1.0. For the purposes of this section, the calculation of the Current Ratio shall equal the ratio of (A) Current Assets to (B) Current Liabilities.

NEGATIVE COVENANTS (Section 14):

Capital Expenditures:
               Borrower shall not make or incur any Capital Expenditure if, after giving effect thereto, the aggregate amount of all Capital Expenditures by Borrower in any fiscal year would exceed $800,000.

Indebtedness:
               Borrower shall not, other than as permitted in Section 14.11 of the Agreement, create, incur, assume or permit to exist any additional Indebtedness (including Indebtedness in connection with Capital Leases).

TERM (Section 16.1):

     The initial term of this Agreement shall be three (3) years from the date hereof (the "Initial Term") and may automatically be renewed for successive periods of one (1) year each upon the express written agreement of FINOVA (each, a "Renewal Term"), unless earlier terminated as provided in Section 16 or 17 above or elsewhere in this Agreement.

TERMINATION FEE (Section 16.4):

     The Termination Fee provided in Section 16.4 shall be an amount equal to the following percentage of the Total Facility:

               (i) two and one half percent (2.5%), if such termination occurs prior to the first anniversary of this Agreement;

               (ii) one and one half percent (1.5%), if such termination occurs on or after the first anniversary of this Agreement but prior to the second anniversary of this Agreement; and

               (iii) one half percent (.05%), if such termination occurs on or after the second anniversary of this Agreement but prior to the third anniversary of this Agreement.

ADDITIONAL DEFINITIONS (Section 18.1):

"Direct Billed
Dilution Factor"
               means the average, as calculated by FINOVA, of the dilution factors attributable to the Direct Billed Receivables, calculated as a percentage, (a) the numerator of which is all non-cash reductions to Direct Billed Receivables made by Borrower; (b) the denominator of which is equal to gross billings to the Direct Billed Receivable account debtors.

"EBITDA"
               means the following, without duplication, for any period, each calculated for such period: (A) net income plus (B) any provision for (or less any benefit from ) income and franchise taxes included in the determination of net income; plus (C) interest expense deducted in the determination of net income; plus (D) amortization and depreciation deducted in the determination of net income; plus (E) losses (or less gains) from asset dispositions or other non-cash items (excluding sales, expenses or losses related to Current Assets) included in the determination of net income; less (F) after tax extraordinary gains (or plus after tax extraordinary losses), each of the above as calculated in accordance with generally accepted accounting principles, consistently applied.

"Fiscal Year"
               Borrower's fiscal years each ending December 31.

"GAAP"
               means generally accepted accounting principles as set forth in statements from Auditing Standards No. 69 entitled "The Meaning of "Present Fairly in Conformance with Generally Accepted Accounting Principles in the Independent Auditors Reports" issued by the Auditing Standards Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or any successor authority) that are applicable to the circumstances as of the date of determination.

"Integretel
Dilution Factor"
               means the average, as calculated by FINOVA, of the dilution factors charged by Integretel to Borrower (or passed through by Integretel to Borrower from the LECs), calculated as a percentage, (a) the numerator of which is all non- cash reductions to Integretel Receivables made by Integretel; (b) the denominator of which is equal to gross billings under the Billing Tapes transmitted to Integretel.

"Investment"
               means, with respect to any Person, any loan, advance, extension of credit, capital contribution to, investment in or purchase of the stock or other securities of, or interests in, any other
               Person; provided, that "Investment" shall not include current customer and trade accounts which are payable in accordance with customary trade terms.

"LEC Dilution
Factor"
               means the average, as calculated by FINOVA, of the dilution factors charged by LECs to Borrower, calculated as a percentage,
               (a) the numerator of which is all non-cash reductions to LEC Receivables made by LECs; (b) the denominator of which is equal to confirmed billings under the Billing Tapes transmitted by Borrower directly to LECs.

"Lien"
               means any lien, mortgage, pledge, security interest, charge or encumbrance of any kind, whether voluntary or involuntary (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

"OAN Dilution
Factor"
               means the average, as calculated by FINOVA, of the dilution factors charged by OAN to Borrower (or passed through by OAN to Borrower from the LECs), calculated as a percentage, (a) the numerator of which is all non-cash reductions to OAN Receivables made by OAN; (b) the denominator of which is equal to gross billings under the Billing Tapes transmitted to OAN.

"Operating Cash
Flow-Actual"
               for any period, Borrower's EBITDA less (A) all Capital Expenditures actually made by Borrower during such period not financed; and (B) any income or franchise taxes actually paid by Borrower.

"Permitted
Encumbrances"

               means the following types of Liens:

                    (a) Liens or deposits for taxes, assessments or other governmental charges not yet due and payable or, if due and payable, which are being contested in good faith and for which adequate reserves have been established in accordance with GAAP but only if such Liens have not been filed or recorded;

                    (b) Statutory  Liens of landlords,  carriers,  warehouseman, mechanics, materialmen and other similar liens imposed by law, which are incurred in the ordinary course of business for sums not more than thirty (30) days delinquent or which are being contested in good faith; provided, that a reserve or other appropriate provision, if any, as shall be required by GAAP, shall have been made therefor;

                    (c) Liens  incurred or deposits made in the ordinary  course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety, stay, customs and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

                    (d) Deposits,  in an aggregate amount not to exceed $100,000 made in the ordinary course of business to secure liability to insurance carriers;

                    (e) Liens for purchase money obligations permitted hereunder not to exceed $500,000 in the aggregate;

                    (f) Leases or  subleases  granted to others and  licenses of intellectual property granted to others, in any such case not interfering in any material respect with the business or property of any Loan Party;

                    (g) Easements, rights-of-way, restrictions, zoning restrictions, encroachments, protrusions and other similar charges or encumbrances or other Liens which appear on the title policies, commitments or surveys delivered to and approved by FINOVA, with respect to easements, rights of way, restrictions, encroachments, protrusions, other similar charges or encumbrances, which are hereafter replaced on the property, in each case (i) not interfering in any material respect with the ordinary conduct of the business of any Loan Party or the value of any collateral, (ii) not affecting the perfection or the priority of the Liens granted in favor of FINOVA, and (iii) otherwise not interfering in any material respect with the Liens granted in favor of FINOVA.

                    (h) Liens  securing  the Nomura  Debt,  prior to the initial advance of Loans hereunder provided such Liens are terminated on or before November 30, 1996;

                    (i) Any interest or title of a lessor or sublessor under any lease permitted by this Agreement; and

                    (j)  Liens  arising  from  filing  Uniform  Commercial  Code
               financing   statements   regarding   leases   permitted  by  this
               Agreement.

"Permitted
Investments"
               means (a) readily marketable direct obligations of the United States of America (or investments in mutual funds or similar fund which invest solely in such obligations), (b) fully insured time deposits and certificates of deposit with maturities of one year or less of any commercial bank operating in the United States having capital and surplus in excess of $50,000,000, (c) commercial paper of a domestic issuer if at the time of purchase such paper is rated in one of the two highest ratings categories of Standard and Poor's Corporation or Moody's Investors Service
               (d) any Investment in lease receivables, and (e) other Investments; provided, that, the aggregate amount of all other Investments made pursuant to this clause (e) outstanding at any time shall not exceed $500,000.

"Prepared
Financials"
               means the balance sheets of Borrower as of September 30, 1996, and as of each subsequent date on which audited balance sheets are delivered to FINOVA from time to time hereunder, and the related statements of operations, changes in stockholder's equity and changes in cash flow for the periods ended on such dates.

"Senior Debt
Service"
               for any period, the sum of payments made or required to be made by Borrower during such period for the following (i) interest on the Revolving Loans; (ii) fees payable to FINOVA pursuant to this Loan Agreement; and (iii) payments associated with a Capital Lease.

"Subordinating
Creditors"
               means Banca Del Gottardo and Berthel Investments.

"Total Debt
Service"
               for any period, the sum of payments made (or, as to clause (i) of this sentence, required to be made) by Borrower during such period for the following: (i) Senior Debt Service and (ii) principal and interest payments on the Subordinated Debt; and
               (iii) dividends on preferred capital stock of Borrower.

DISBURSEMENT (Section 19.12):

     Unless and until Borrower otherwise directs FINOVA in writing, all loans shall be wired to Borrower's following operating account: Bank One, Texas, N.A., 1717 Main Street, Dallas, Texas 75201, ABA #111 000 614, Account #1884830264, To
Credit INTELLICALL, INC.

Borrower:

INTELLICALL, INC.

By:  /s/ William O. Hunt                date signed
    President                            11/13/96

By: /s/ Michael H. Barnes               date signed
   Secretary                              11/13/96

Borrower's Tax I.D. No.:  751993841


FINOVA CAPITAL CORPORATION

By: /s/ Sean R. Hughes                  date signed
                                          11/13/96
Title:  Vice President